As filed with the Securities and Exchange Commission on June 1, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vector Group Ltd.
(Exact name of registrant issuer as specified in its charter)

See Table of Registrant Guarantors for information regarding additional Registrants

Delaware	2111	65-0949535
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
4400 Biscayne Blvd.
Miami, Florida 33137
(305) 579-8000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Bryant Kirkland
Senior Vice President, Treasurer & Chief Financial Officer
Vector Group Ltd.
4400 Biscayne Blvd.
10th Floor
Miami, Florida 33137
(305) 579-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Jay Clayton, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Tel: (212) 558-4000
Fax: (212) 558-3388

Approximate date of commencement of proposed sale of the securities to the public : As soon as practicable after the effective date of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

1

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in
Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)        ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐
CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
7.750% Senior Secured Notes due 2021	$235,000,000(2)	100%	$235,000,000	$23,664.50
Guarantees of 7.750% Senior Secured Notes due 2021	___	___	___	(3)
(1) Estimated solely for purposes of determining the registration fee pursuant to Section 457(f)(2) under the Securities Act of 1933, as amended(the “Securities Act”).
(2) Represents the aggregate principal amount of the 7.70% Senior Secured Notes due 2021 issued by Vector Group Ltd.
(3) Each of the Co-Registrants listed on the “Table of Registrant Guarantors” will guarantee on a full and unconditional basis the obligations of
Vector Group Ltd. under the 7.750% Senior Secured Notes due 2021. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the note guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
100 Maple LLC	Delaware	6519	65-0960238
Accommodations Acquisition Corporation	Delaware	6799	27-2795835
Eve Holdings LLC	Delaware	6794	56-1703877
Liggett & Myers Holdings Inc.	Delaware	6799	51-0413146
Liggett Group LLC	Delaware	2111	56-1702115
Liggett Vector Brands LLC	Delaware	8900	74-3040463
V.T. Aviation LLC	Delaware	7350	51-0405537
Vector Research LLC	Delaware	8731	65-1058692
Vector Tobacco Inc.	Virginia	2111	54-1814147
VGR Aviation LLC	Delaware	7350	65-0949535
VGR Holding LLC	Delaware	8741	65-0949536
Zoom E-Cigs LLC	Delaware	3634	65-0949535

(1)	The address and phone number of each Registrant Guarantor is as follows:
100 Maple LLC, c/o Liggett Vector Brands LLC, 3800 Paramount Parkway, Suite 250, PO Box 2010, Morrisville, NC 27560, (919) 990-3500
Accommodations Acquisition Corporation, 4400 Biscayne Blvd., 10th Floor, Miami, FL 33137,
(305) 579-8000
Eve Holdings LLC, c/o Liggett Vector Brands LLC, 3800 Paramount Parkway, Suite 250, PO Box 2010, Morrisville, NC 27560, (919) 990-3500
Liggett & Myers Holdings Inc., 4400 Biscayne Blvd., 10th Floor, Miami, FL 33137, (305) 579-8000
Liggett Group LLC, c/o Liggett Vector Brands LLC, 3800 Paramount Parkway, Suite 250, PO Box 2010, Morrisville, NC 27560, (919) 990-3500
Liggett Vector Brands LLC, 3800 Paramount Parkway, Suite 250, PO Box 2010, Morrisville, NC 27560, (919) 990-3500
V.T. Aviation LLC, 3800 Paramount Parkway, Suite 250, PO Box 2010, Morrisville, NC 27560, (919) 990-3500
Vector Research LLC, c/o Liggett Vector Brands LLC, 3800 Paramount Parkway, Suite 250,
PO Box 2010, Morrisville, NC 27560, (919) 990-3500
Vector Tobacco Inc., c/o Liggett Vector Brands LLC, 3800 Paramount Parkway, Suite 250, PO Box 2010, Morrisville, NC 27560, (919) 990-3500
VGR Aviation LLC, 3800 Paramount Parkway, Suite 250, PO Box 2010, Morrisville, NC 27560, (919) 990-3500
VGR Holding LLC, 4400 Biscayne Blvd., 10th Floor, Miami, FL 33137, (305) 579-8000
Zoom E-Cigs LLC, c/o Liggett Vector Brands LLC, 3800 Paramount Parkway, Suite 250, PO Box 2010, Morrisville, NC 27560, (919) 990-3500

3

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [June 1, 2016]
PROSPECTUS

Exchange Offer for
Up to $235,000,000 Principal Amount Outstanding
of 7.750% Senior Secured Notes due 2021
for a Like Principal Amount of
Registered 7.750% Senior Secured Notes due 2021
We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “Exchange Offer”), to exchange up to $235,000,000 principal amount of our registered 7.750% Senior Secured Notes due 2021 (the “New Notes”) and the guarantees thereof for a like principal amount of our outstanding unregistered 7.750% Senior Secured Notes due 2021 and the guarantees thereof, each of which were issued on May 9, 2016 (the “Original Notes”). The Original Notes were issued as additional notes under the indenture pursuant to which we issued $450,000,000 and $150,000,000 in February 2013 and April 2014, respectively, of aggregate principal amount of 7.750% Senior Secured Notes due 2021 that were subsequently exchanged in June 2013 and August 2014, respectively, for notes registered under the Securities Act (the “Existing Notes” and, together with the New Notes and the Original Notes, the “notes”). Subject to specified conditions, the New Notes will be free of the transfer restrictions that apply to our outstanding unregistered Original Notes that you currently hold, but will otherwise be identical in all material respects to the Original Notes. Subject to release as described in the indenture governing the notes, the notes will be fully and unconditionally guaranteed on a joint and several basis by all of our wholly owned domestic subsidiaries that are engaged in the conduct of our tobacco businesses. The notes will not be guaranteed by any of our subsidiaries engaged in our real estate businesses conducted through our subsidiary New Valley LLC.
Interest on the New Notes will accrue at the rate of 7.750% per annum from the date of original issuance of the Original Notes or from the most recent date on which interest on the Original Notes has been paid, whichever is later, and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2016. We will deem the right to receive any interest accrued but unpaid on the Original Notes waived by you if we accept your Original Notes for exchange.
We will exchange any and all Original Notes that are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on   [        , 2016], unless we extend it.
We have not applied, and do not intend to apply, for listing of the New Notes on any national securities exchange or automated quotation system.
Each broker-dealer that receives New Notes for its own account pursuant to this Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for outstanding Original Notes where such outstanding Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution.”
See “Risk Factors” beginning on page 8 to read about important factors you should consider in connection with this Exchange Offer.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2016.

4

5

TABLE OF CONTENTS

MARKET DATA	2
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION BY REFERENCE	3
FORWARD-LOOKING STATEMENTS	4
PROSPECTUS SUMMARY	5
RISK FACTORS	14
USE OF PROCEEDS	20
RATIO OF EARNINGS TO FIXED CHARGES	21
THE EXCHANGE OFFER	22
DESCRIPTION OF NEW NOTES	29
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	75
PLAN OF DISTRIBUTION	76
VALIDITY OF THE NOTES	77
EXPERTS	77

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this document, or that any information we have incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

MARKET DATA
We use market and industry data throughout this prospectus and the documents incorporated by reference herein that we have obtained from market research, publicly available information and industry publications, including industry data obtained from Management Science Associates, Inc., an independent third-party database management organization that collects wholesale shipment data from various cigarette manufacturers and distributors and provides analysis of market share, unit sales volume and premium versus discount mix for individual companies and the industry as a whole. These sources generally state that the information that they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The market and industry data is often based on industry surveys and the preparers’ experience in the industry. Management Science Associates’ information relating to unit sales volume and market share of certain of the smaller, primarily deep discount, cigarette manufacturers is based on estimates developed by Management Science Associates. Although we believe that the surveys and market research that others have performed are reliable, we have not independently verified this information.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file reports, proxy statements and other information with the SEC. You can inspect and copy all of this information at the Public Reference Room maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy statements and other information regarding issuers, like us, that file such materials electronically with the SEC. The address of this web site is: http://www.sec.gov.
In addition, we make available on our web site at http://www.vectorgroupltd.com our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K (and any amendments to those reports) filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as practicable after they have been electronically filed with the SEC. Unless otherwise specified, information contained on our web site, available by hyperlink from our web site or on the SEC’s web site, is not incorporated into the registration statement of which this prospectus forms a part. Information incorporated by reference is available without charge to security holders upon written request to Vector Group Ltd., 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137, Attn: Investor Relations or upon oral request by calling (305) 579-8000. To obtain timely delivery, security holders must request the information no later than five business days before the date they must make their investment decision, or [ ], 2016, the expiration of the Exchange Offer.
We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the New Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the New Notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

INCORPORATION BY REFERENCE
We are incorporating by reference in this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you in those documents. The information incorporated by reference in this prospectus is an important part of this prospectus, and information that we subsequently file with the SEC that is incorporated by reference into this prospectus will automatically update and supersede information contained or incorporated in this prospectus. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the Exchange Offer. Unless specifically listed below, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC:

•
Our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 8, 2016 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2016, that were incorporated by reference into Part III of such Annual Report on Form 10-K).

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on April 29, 2016.

•
Our Current Reports on Form 8-K, filed on March 4, 2016, April 28, 2016 and May 9, 2016, as well as March 8, 2016, April 1, 2016, April 28, 2016 and May 3, 2016 and two Current Reports on Form 8-K filed on May 2, 2016 (other than Items 2.02 and 7.01 and the exhibits related thereto).

Revisions to December 31, 2015 Consolidated Balance Sheet. In April 2015, the FASB issued ASU No. 2015-03, “Interest-Imputation of Interest” (“ASU 2015-03”), which requires debt issuance costs to be reported in the balance sheet as a direct deduction from the face amount of the note. The Company adopted the provisions of this ASU retrospectively, effective January 1, 2016, and adjusted all prior periods accordingly.
As a result of the mandatory retroactive application of ASU 2015-03 to the year ended December 31, 2015, the “Total assets” and “Total notes payable, long-term debt and other obligations” each decreased $30,141 and $34,212 from the amount reported in our Annual Report on Form 10-K for the year ended December 31, 2015 and 2014, respectively.
Unless otherwise specified, information contained on or that can be accessed through any web site referred to in this prospectus or any document incorporated by reference into this prospectus is not incorporated by reference into this prospectus. You should not consider information contained on or accessed through any such web sites to be part of this prospectus.
Any statement contained in a document that is incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any such statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:
Vector Group Ltd.
4400 Biscayne Boulevard
10th Floor
Miami, Florida 33137
Attn: Investor Relations
Telephone: (305) 579-8000

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference, contains “forward-looking statements” within the meaning of the federal securities law. Forward-looking statements include information relating to our intent, belief or current expectations, primarily with respect to, but not limited to:

•	economic outlook;

•	capital expenditures;

•	cost reduction;

•	legislation and regulations;

•	cash flows;

•	operating performance;

•	litigation;

•	impairment charges and cost saving associated with restructurings of our tobacco operations; and

•	related industry developments (including trends affecting our business, financial condition and results of operations).

You can identify forward-looking statements by terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives.
The forward-looking information involves important risks and uncertainties that could cause our actual results, performance or achievements to differ materially from our anticipated results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, without limitation, the following:

•	general economic and market conditions and any changes therein, due to acts of war and terrorism or otherwise;

•	governmental regulations and policies;

•	effects of industry competition;

•	impact of business combinations, including acquisitions and divestitures, both internally for us and externally in the tobacco industry;

•
impact of legislation on our competitors’ payment obligations, results of operations and product costs, i.e. the impact of federal legislation eliminating the federal tobacco quota system and providing for regulation of tobacco products by the Food and Drug Administration (the “FDA”);

•	impact of substantial increases in federal, state and local excise taxes;

•
uncertainty related to product liability and other tobacco-related litigation, including the Engle progeny cases pending in Florida and other individual and class action cases, where certain plaintiffs have alleged compensatory and punitive damage amounts ranging into the hundreds of million and even billions of dollars; and

•	potential additional payment obligations for us under the Master Settlement Agreement (the “MSA”) and other settlement agreements with the states.

Any forward-looking statement you read in this prospectus reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We caution you that any forward-looking statements made in this prospectus and the documents incorporated herein by reference are not guarantees of future performance and you should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or any other document incorporated by reference into this prospectus. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, unless required by law to do so.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before determining whether to participate in the exchange offered hereby, and it is qualified in its entirety by the more detailed information and historical financial statements (including the notes to those financial statements) that are included elsewhere herein or that are incorporated by reference in this prospectus. You should read the entire prospectus carefully, including the “Risk Factors,” the financial statements and the notes to those financial statements and the documents we have incorporated by reference. As used in this prospectus, the terms “Vector,” “Vector Group,” “we,” “our” and “us” and similar terms refer to Vector Group Ltd. and all of its consolidated subsidiaries, including VGR Holding LLC (“VGR Holding”), Liggett Group LLC (“Liggett Group” or “Liggett”), Vector Tobacco Inc. (“Vector Tobacco”) and New Valley LLC (“New Valley”), except with respect to the sections entitled “— Summary of the Terms of the Exchange Offer,” “— Summary of the Terms of the New Notes,” and “Description of New Notes” and where it is clear that these terms mean only Vector Group Ltd.
Business
Our Company
We are a holding company and are principally engaged in:

•	the manufacture and sale of cigarettes in the United States through our Liggett Group and Vector Tobacco subsidiaries;
•	the sale of electronic cigarettes (“e-cigarettes”) in the United States through our Zoom E-Cigs LLC (“Zoom”) subsidiary, and
•
the real estate business through our New Valley subsidiary, which is seeking to acquire or invest in additional real estate properties or projects. New Valley owns 70.59% of Douglas Elliman Realty, LLC, (“Douglas Elliman Realty”) which operates the largest residential brokerage company in the New York metropolitan area.

For the year ended December 31, 2015, Liggett was the fourth-largest manufacturer of cigarettes in the United States in terms of unit sales. At present time Liggett and Vector Tobacco Inc. have no foreign operations. Our tobacco subsidiaries manufacture and sell cigarettes in the United States and all of our tobacco operations’ unit sales volume in 2015 was in the discount segment, which management believes has been the primary growth segment in the industry for more than a decade. Our tobacco subsidiaries produce cigarettes in approximately 117 different brand styles including private labels for other companies, typically retail or wholesale distributors who supply supermarkets and convenience stores. Liggett’s current brand portfolio includes Eagle 20’s, Pyramid, Grand Prix, Liggett Select, Eve, USA and various partner brands and private label brands. Liggett’s manufacturing facilities are located in Mebane, North Carolina where it manufactures most of Vector Tobacco Inc.’s cigarettes pursuant to a contract manufacturing agreement. Liggett’s products are distributed from a central distribution center in Mebane, North Carolina to 17 public warehouses located throughout the United States. These warehouses serve as local distribution centers for Liggett’s customers. Liggett’s customers are primarily candy and tobacco distributors, the military and large grocery, drug and convenience store chains.

In addition to New Valley’s investment in Douglas Elliman, New Valley owns real estate properties and holds investment interests in various real estate projects.

At December 31, 2015, we had approximately 1,367 employees, of which approximately 874 were employed by Douglas Elliman Realty primarily in the New York area, approximately 250 were employed at Liggett’s Mebane, North Carolina facility and approximately 220 were employed in sales and administrative functions at our subsidiary Liggett Vector Brands LLC, which coordinates our tobacco subsidiaries’ sales and marketing efforts, along with certain support functions.

Our principal executive offices are located at 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137, our telephone number is (305) 579-8000, and our web site is http://www.vectorgroupltd.com. Information contained on our web site or that can be accessed through our web site is not incorporated by reference in this prospectus. You should not consider information contained on our web site or that can be accessed through our web site to be part of this prospectus. Our common stock is listed on the New York Stock Exchange under the symbol “VGR.”

Summary of the Terms of the Exchange Offer

Background

On May 9, 2016, we completed a private placement of $235,000,000 aggregate principal amount of the Original Notes. In connection with that private placement, we entered into a registration rights agreement in which we agreed to, among other things, complete an exchange offer of the New Notes for the Original Notes.

The Exchange Offer

We are offering to exchange the New Notes, which have been registered under the Securities Act, for a like principal amount of our outstanding, unregistered Original Notes. Original Notes may only be tendered in an amount equal to $2,000 in principal amount and integral multiples of $1,000 in excess thereof. See “The Exchange Offer — Terms of the Exchange.” You may tender your outstanding Original Notes for New Notes by following the procedures described under the heading “The Exchange Offer — Procedures for Tendering.”

Resale of New Notes

Based upon the position of the staff of the SEC as described in previous no-action letters, we believe that New Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the New Notes in the ordinary course of your business;

• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of the New Notes; and

• you are not our “affiliate” as defined under Rule 405 of the Securities Act.

Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of New Notes during the 180 days after the expiration of this Exchange Offer. See “Plan of Distribution.”

Any holder of Original Notes, including any broker-dealer, who:

• is our affiliate,

• does not acquire the New Notes in the ordinary course of its business, or

• tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of New Notes,

cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters and, in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the New Notes or it may incur liability under the Securities Act. We will not be responsible for, or indemnify against, any such liability.

Consequences If You Do Not Exchange Your Original Notes

Original Notes that are not tendered in the Exchange Offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Notes unless:

• you are able to rely on an exemption from the requirements of the Securities Act; or

• the Original Notes are registered under the Securities Act.

After the Exchange Offer is closed, we will no longer have an obligation to register the Original Notes, except under certain limited circumstances. See “Risk Factors — If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

Expiration Date

The Exchange Offer will expire at 5:00 p.m., New York City time, on, [ ],2016, unless we extend the Exchange Offer. See “The Exchange Offer — Expiration Date; Extensions; Amendments.”

Issuance of New Notes

We will issue New Notes in exchange for Original Notes tendered and accepted in the Exchange Offer promptly following the Expiration Date. See “The Exchange Offer — Terms of the Exchange.”

Certain Conditions to the Exchange Offer

The Exchange Offer is subject to certain customary conditions, which we may amend or waive without your consent to the extent permitted by law. See “The Exchange Offer — Conditions to the Exchange Offer.”

Special Procedures for Beneficial Holders

If you beneficially own Original Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the Exchange Offer, you should contact such registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, you must, prior to completing and executing the accompanying letter of transmittal and delivering your Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable time. See “The Exchange Offer — Procedures for Tendering.”

Withdrawal Rights

You may withdraw your tender of Original Notes at any time before the Exchange Offer expires. See “The Exchange Offer — Withdrawal of Tenders.”

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. See “The Exchange Offer — Accounting Treatment.”

Federal Income Tax Consequences

The exchange pursuant to the Exchange Offer generally will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds

We will not receive any proceeds from the issuance of New Notes pursuant to the Exchange Offer.

Exchange Agent

U.S. Bank National Association is serving as exchange agent in connection with the Exchange Offer.

Summary of the Terms of the New Notes
The summary below describes the principal terms of the New Notes. Certain descriptions below are subject to important exceptions and/or limitations. The terms of the New Notes are identical to the terms of the Original Notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the Original Notes do not apply to the New Notes. The “Description of New Notes” section of this prospectus contains a more detailed description of the terms and conditions of the New Notes.

Issuer

Vector Group Ltd., a Delaware corporation.

Notes Offered

$235,000,000 aggregate principal amount of 7.750% Senior Secured Notes due 2021.

The New Notes will be issued as additional notes under the indenture pursuant to which, on February 12, 2013 and April 15, 2014, we issued $450,000,000 and $150,000,000, respectively, aggregate principal amount of notes (collectively, the “Existing Notes”).

The New Notes will be treated as a single series with the Existing Notes. Holders of the Notes offered hereby and holders of the Existing Notes will vote together as one class under the indenture.

Maturity Date

February 15, 2021.

Interest Rate

We will pay interest on the New Notes at an annual rate of 7.750% per annum.

Interest Payment Dates

We will make interest payments on the New Notes semi-annually in cash, in arrears, on February 15 and August 15, of each year commencing on August 15, 2016. Interest on the New Notes will accrue from February 15, 2016.

Ranking

The New Notes:

• will be our general obligations;

• will be pari passu in right of payment with all of our existing and future senior indebtedness, including the Original Notes and the Existing Notes;

• will be senior in right of payment to all of our future subordinated indebtedness, if any; and

•  will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Guarantees

The New Notes, along with the Original Notes and the Existing Notes, will be fully and unconditionally guaranteed on a joint and several basis on the issue date by all of our wholly owned domestic subsidiaries that are engaged in the conduct of our cigarette business (New Valley and its subsidiaries will not guarantee the notes).

Each guarantee of the New Notes will be:

• a general obligation of the guarantor;

•  pari passu in right of payment with all other senior indebtedness of the guarantor, including the indebtedness of Liggett Group and 100 Maple LLC (each a “Liggett Guarantor”) under Liggett Group’s secured revolving credit facility with Wells Fargo Bank, N.A. (the “Liggett Credit Agreement”) and the guarantees of the Original Notes and the Existing Notes;

• senior in right of payment to all future subordinated indebtedness of the guarantor, if any;

•  effectively subordinated to indebtedness that is secured by a higher priority lien than the lien securing the guarantee, if any, to the extent of the value of the collateral securing such indebtedness; and

• effectively senior in right of payment to all existing and future unsecured indebtedness of the guarantor to the extent of the value of the assets that secure such guarantee.

Security Interest

The New Notes will not be secured by assets of Vector Group Ltd.

Only Liggett Group, 100 Maple LLC (“Maple”), Vector Tobacco, and VGR Holding will provide security for their guarantees of the New Notes.

Each guarantee of the New Notes by the Liggett Guarantors is, and each guarantee of the Original Notes by the Liggett Guarantors is:

•  secured on a second priority basis, equally and ratably with all obligations of the Liggett Guarantors under existing and future parity lien debt, by liens on certain assets of the Liggett Guarantors, subject in priority to the liens securing first priority debt under the Liggett Credit Agreement and other permitted prior liens; and

•  effectively junior, to the extent of the value of assets securing a Liggett Guarantor’s first priority debt obligations under the Liggett Credit Agreement, which is secured on a first priority basis by the same assets of that Liggett Guarantor that secure the New Notes, the Original Notes and the Existing Notes and by certain other assets of that Liggett Guarantor that do not secure the notes.

The guarantees of the New Notes by Vector Tobacco will be, and the guarantees of the Original Notes and the Existing Notes by Vector Tobacco are, secured on a first priority basis, equally and ratably with all of its obligations under existing and future parity lien debt, by liens on certain assets, subject in priority to permitted prior liens.

The guarantees of the New Notes by VGR Holding will be, and the guarantees of the Original Notes and the Existing Notes by VGR Holding are, secured by a first priority pledge of the capital stock of each of Liggett and Vector Tobacco.

See “Description of New Notes — Security” for additional information.

Intercreditor Agreement

Pursuant to an intercreditor agreement, the liens securing the guarantees of the Liggett Guarantors are second in priority to the liens that secure obligations under the Liggett Credit Agreement up to a maximum capped amount as described under “Description of New Notes — Intercreditor Agreement.”

Pursuant to the intercreditor agreement, the second-priority liens securing the note guarantees of the Liggett Guarantors may not be enforced for a “standstill” period of up to 180 days when any obligations secured by the first-priority liens are outstanding.

Optional Redemption

On or after February 15, 2016, we may redeem all or a part of the New Notes at the redemption prices set forth under “Description of New Notes — Optional Redemption.”

Mandatory Offers to Repurchase

If we sell certain assets and do not apply the proceeds as required or we experience specific kinds of changes of control, we must offer to repurchase the New Notes at the prices listed in the section entitled “Description of New Notes — Repurchase at the Option of Holders.”

Certain Covenants

The indenture governing the New Notes contains certain covenants that, among other things, limit our and our guarantors’ ability to:

• pay dividends, redeem or repurchase capital stock or subordinated indebtedness or make other restricted payments;

• incur additional indebtedness or issue certain preferred stock;

• create or incur liens;

• incur dividend or other payment restrictions;

• consummate a merger, consolidation or sale of all or substantially all of our assets;

• enter into certain transactions with affiliates; and

• transfer or sell assets, including the equity interests of our guarantors, or use asset sale proceeds.

These covenants are subject to a number of important exceptions and qualifications. See “Description of New Notes.”

No Public Market

We do not intend to apply for listing of the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Jefferies LLC, the initial purchaser in the private offering of the Original Notes (the “Original Notes Offering”), is not obligated to make a market in the New Notes, and any such market may be discontinued by the initial purchaser in its discretion at any time without notice. Accordingly, there can be no assurance that an active market for the New Notes will develop upon completion of the Exchange Offer or, if developed, that such market will be sustained or as to the liquidity of any market. See “Plan of Distribution.”

Risk Factors
You should consider carefully the information set forth under the heading “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and all other information included or incorporated by reference into this prospectus before determining whether to participate in the exchange offered hereby.

RISK FACTORS
Before you decide to participate in this Exchange Offer, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus from our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings we may make from time to time with the SEC. Please also refer to the section entitled “Forward-Looking Statements” in this prospectus.
Risks Related to the Notes and the Exchange Offer
If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.
Original Notes that you do not tender or we do not accept will, following the Exchange Offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue New Notes in exchange for the Original Notes pursuant to the Exchange Offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer — Procedures for Tendering.” These procedures and conditions include timely receipt by the exchange agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from The Depository Trust Company).
Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Original Notes outstanding. Following the Exchange Offer, if you do not tender your Original Notes you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.
We have significant liquidity commitments.
During 2016, we have certain liquidity commitments that could require the use of our existing cash resources. As of December 31, 2015, our corporate expenditures (exclusive of Liggett, Vector Tobacco and New Valley) and other potential liquidity requirements over the next 12 months include the following:

•	cash interest expense of approximately $96.6 million;

•	dividends on our outstanding common shares (currently at an annual rate of approximately $202.8 million); and

•	other corporate expenses and taxes.
In order to meet the above liquidity requirements as well as other liquidity needs in the normal course of business, we will be required to use cash flows from operations and existing cash and cash equivalents. Should these resources be insufficient to meet the upcoming liquidity needs, we may also be required to liquidate investment securities available for sale and other long-term investments, or, if available, draw on Liggett’s credit facility. While there are actions we can take to reduce our liquidity needs, there can be no assurance that such measures can be achieved.
We and our subsidiaries have a substantial amount of indebtedness.
We and our subsidiaries have significant indebtedness, and as a result, we have significant debt service obligations. As of March 31, 2016, we and our subsidiaries had total outstanding indebtedness of $1.1 billion. We incurred an additional $235 million of indebtedness in the Original Notes Offering.
Subject to the terms of our existing and any future agreements, we and our subsidiaries will be able to incur additional indebtedness in the future. There is a risk that we will not be able to generate sufficient funds to repay our debt. If we cannot service our fixed charges, it would have a material adverse effect on our business and results of operations.

Our high level of debt may adversely affect our ability to satisfy our obligations.

There can be no assurance that we will be able to meet our debt service obligations. A default in our debt obligations, including a breach of any restrictive covenant imposed by the terms of our indebtedness, could result in the acceleration of the affected debt as well as other of our indebtedness. In such a situation, it is unlikely that we would be able to fulfill our obligations under the debt, the New Notes offered hereby or that we would otherwise be able to repay the accelerated indebtedness or make other required payments. Even in the absence of an acceleration of our indebtedness, a default under the terms of our indebtedness could have an adverse impact on our ability to satisfy our debt service obligations and on the trading price of our debt and the New Notes offered hereby.

Our high level of indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our other obligations with respect to our debt, including repurchase obligations upon the occurrence of specified change of control events;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, reducing the amount of our cash flow available for other general corporate purposes;

•	require us to sell other securities or to sell some or all of our assets, possibly on unfavorable terms, to meet payment obligations;

•	restrict us from making strategic acquisitions, investing in new capital assets or taking advantage of business opportunities;

•	limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•	place us at a competitive disadvantage compared to competitors that have less debt.

We are a holding company and depend on cash payments from our subsidiaries, which are subject to contractual and other restriction, in order to service our debt.We are a holding company and have no operations of our own. We hold our interests in our various businesses through our wholly-owned subsidiaries, VGR Holding and New Valley. In addition to our own cash resources, our ability to pay interest on our debt depends on the ability of VGR Holding and New Valley to make cash available to us. VGR Holding’s ability to pay dividends to us depends primarily on the ability of Liggett, its wholly-owned subsidiary, to generate cash and make it available to VGR Holding. Liggett’s revolving credit agreement with Wells Fargo Bank, N.A. (“Wells Fargo”) contains a restricted payments test that limits the ability of Liggett to pay cash dividends to VGR Holding. The ability of Liggett to meet the restricted payments test may be affected by factors beyond its control, including Wells Fargo’s unilateral discretion, if acting in good faith, to modify elements of such test.
Our receipt of cash payments, as dividends or otherwise, from our subsidiaries is an important source of our liquidity and capital resources. If we do not have sufficient cash resources of our own and do not receive payments from our subsidiaries in an amount sufficient to repay our debts, we must obtain additional funds from other sources. There is a risk that we will not be able to obtain additional funds at all or on terms acceptable to us. Our inability to service these obligations would significantly harm us and the value of the notes.
A significant portion of the collateral that secures the note guarantees is subject to first-priority liens, and your right to receive payments on the notes pursuant to such note guarantees will be effectively subordinated to the obligations secured by first priority liens, including the Liggett Credit Agreement, to the extent of the value of the assets securing that indebtedness.
The collateral that secures the guarantees of Liggett Group and Maple (which we refer to as the “Liggett Guarantors”) is subject to a first-priority claim to secure the Liggett Guarantors’ indebtedness under the Liggett Credit Agreement, which must be paid in full up to a principal amount of loans of $65 million, plus $5 million of hedging obligations, $5 million of cash management obligations and interest, costs, fees and indemnity obligations (the “Maximum Priority ABL Debt”), before such collateral can be used to fulfill any payment obligations pursuant to their guarantee of the notes. Indebtedness under the Liggett Credit Agreement is secured by a first-priority lien on substantially all of the tangible and intangible assets of the Liggett Guarantors, with certain exceptions while the note guarantees by the Liggett Guarantors are secured by second priority liens on some but not all of those same assets. The value of those excluded assets could be significant, and the notes effectively rank junior to indebtedness secured by liens on, and to the extent of, those excluded assets. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against such guarantors, those assets that are pledged as collateral securing both the first-priority claims and the guarantee of the notes must first be used to pay the first-priority claims in full up to the Maximum Priority ABL Debt before making any payments on the notes pursuant to the note guarantees. See “Description of Notes - Intercreditor Agreement” for a detailed description of the components of Maximum Priority ABL Debt.
The Liggett Guarantors have entered into an intercreditor agreement with Wells Fargo and the collateral agent on behalf of the holders of the notes that limits the rights of the collateral agent and the noteholders to exercise remedies under the indenture governing the notes. Under the intercreditor agreement, the collateral agent may not exercise certain remedies under the indenture and may not proceed against any collateral securing the notes until after 180 days following the date on which Wells Fargo commences a lien enforcement action and prior to or at the time of such exercise of remedies by the collateral agent, the collateral agent shall have (1) declared an event of default under the indenture, (2) demanded repayment of the notes and (3) notified Wells Fargo of such declaration of an event of default and demand. The lender under the Liggett Credit Agreement will be permitted to complete foreclosure and enforce judgments if it commences such actions during the 180-day period. If the noteholders are prohibited from exercising remedies, the value of the collateral to the noteholders could be impaired. Because of the restrictions placed on the collateral agent’s enforcement of its security interests by the intercreditor agreement, there may be significant delays in any enforcement of the collateral agent’s security interests, and after Wells Fargo has enforced its claims, the holders of the notes may be left with undersecured obligations, given the amount of shared collateral.
None of the guarantees are secured by all of the assets of any guarantor that is providing security for its guarantee, and the value of the collateral that secures such note guarantees may not be sufficient to pay all amounts owed under the notes if an event of default occurs.
Only the guarantees of the notes of the Liggett Guarantors, Vector Tobacco and VGR Holding are secured and certain of those guarantees are secured only by a second priority lien on certain assets of such guarantors. None of the guarantees are secured by all of the assets of any guarantor providing security for its guarantee, and the collateral that secures such guarantees omits significant categories of collateral typically found in “all assets” financings. For more information regarding the collateral for the note guarantees, see “Description of Notes - Security.” No appraisals of any of the collateral for the note guarantees have been prepared in connection with this offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. Some of the collateral may have no significant independent value apart from the other pledged assets. The value of the assets that will be pledged as collateral for the note guarantees could be impaired in the future as a result of changing economic conditions, competition or other future trends or uncertainties.
Additionally, the lender under the Liggett Credit Agreement has rights and remedies with respect to the collateral that, if exercised, could adversely affect the value of the collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sufficient to pay all or any of our obligations under the notes.
Accordingly, there may not be sufficient collateral to pay any or all of the amounts due on the notes. With respect to any claim for the difference between the amount, if any, realized by the holders of the notes from the sale of the collateral securing the notes and the obligations under the notes, holders of the notes will participate ratably with all our other unsecured unsubordinated indebtedness and other obligations, including trade payables.
Servicing our indebtedness requires a significant amount of cash and we may not generate sufficient cash flow from our business to pay our substantial indebtedness.
Our ability to make scheduled payments of the principal of, to pay interest (including any applicable dividend pass-through payment) on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive, regulatory factors, as well as other factors beyond our control. The cash flow from operations in the future may be insufficient to service our indebtedness because of factors beyond our control. If we are unable to generate the necessary cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
Despite our substantial level of indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks described above.
We may be able to incur substantial additional indebtedness in the future including additional secured debt. Although the indenture governing the notes and the Liggett Credit Agreement limit our ability and the ability of our subsidiaries to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. In addition, the indenture governing the notes and the Liggett Credit Agreement do not prevent us from incurring obligations that do not constitute indebtedness. See the sections entitled “Description of Notes” and “Description of Certain Other Indebtedness.” To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

The indenture governing the notes contains restrictive covenants that limit our operating flexibility.
The indenture governing the notes contains covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:
•pay dividends, redeem or repurchase capital stock or subordinated indebtedness or make other restricted payments;
•incur or guarantee additional indebtedness or issue certain preferred stock;
•create or incur liens with respect to our assets;
•make investments, loans or advances;
•incur dividend or other payment restrictions;
•consummate a merger, consolidation or sale of all or substantially all of our assets;
•enter into certain transactions with affiliates; and
•transfer or sell assets, including the equity interests of our guarantors, or use asset sale proceeds.
In addition, the Liggett Credit Agreement requires us to meet specified financial ratios. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these and other provisions of the indenture governing the notes and the Liggett Credit Agreement may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events beyond our control. The breach of any of these covenants, including those contained in the Liggett Credit Agreement and the indenture governing the notes, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.
The restrictive covenants in the indenture governing the notes may be less protective than those typically found in covenant packages for non-investment grade debt securities.
Although the notes contain restrictive covenants, these covenants are less protective than is customary for non-investment grade debt securities and will be subject to a number of important exceptions and qualifications. In particular, there are no restrictions on our ability to pay certain dividends or make other restricted payments or enter into transactions with affiliates if our Consolidated EBITDA (as defined under “Description of Notes”) is $75 million or more for the four quarters prior to such transaction. Our Consolidated EBITDA for the four quarters ending March 31, 2016 exceeded $75 million. See “Description of Notes” for a more detailed description of these covenants and the exceptions to these covenants.
The notes and note guarantees are structurally subordinated to creditors, including trade creditors, of our subsidiaries that are not guarantors of the notes.
The notes are not guaranteed by New Valley or its subsidiaries and certain of our existing and future other subsidiaries. As a result, claims of creditors of non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those non-guarantor subsidiaries, will have priority with respect to the assets and earnings of those non-guarantor subsidiaries over the claims of our creditors and the creditors of our guarantors, including holders of the notes. There are no covenant restrictions in the indenture on any existing or future non-guarantor subsidiaries and they may incur debt and take other actions that guarantors will be prohibited from taking. In the event of a bankruptcy, liquidation or reorganization of any of the unrestricted subsidiaries, including the New Valley subsidiaries, the unrestricted subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. At March 31, 2016, our investment in non-consolidated real estate businesses of the Unrestricted Subsidiaries (as defined under “Description of Notes”) (which reflects the real estate business of the New Valley Subsidiaries) was $225.0 million. For the three months ended March 31, 2016, the Company recognized equity in losses from non-consolidated real estate businesses of the Unrestricted Subsidiaries of $507,000. In addition, the Company’s Unrestricted Subsidiaries owned real estate and related property, which were carried at approximately $23.4 million at March 31, 2016.
We currently have and are permitted to create unrestricted subsidiaries, which will not be subject to any of the covenants in the indenture, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.
Unrestricted subsidiaries, including the New Valley subsidiaries and those we will be permitted to create pursuant to the terms of the indenture, will not be subject to the covenants under the indenture, and their assets will not be available as security for the notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to pay dividends to us and make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes. The indenture contains very limited provisions that would prohibit the creation of unrestricted subsidiaries and only subsidiaries that are obligors under the Liggett Credit Agreement or that are engaged in our cigarette business are required to become guarantors. Only subsidiaries that are guarantors will be subject to the restrictive covenants in the indenture.
Holders of notes will not control decisions regarding collateral.
The holders of first priority claims against the collateral securing their claims will control substantially all matters related to that collateral. The holders of first priority claims may foreclose on or take other actions with respect to such shared collateral with which holders of the notes may disagree or that may be contrary to the interests of holders of the notes. To the extent such shared collateral is released from securing first priority claims to satisfy such claims, the liens securing the notes will also automatically be released without any further action by the trustee, collateral agent or the holders of the notes. There is no requirement that the holders of first priority claims foreclose or otherwise take any action with respect to excluded collateral before releasing or otherwise taking action with respect to the collateral shared with the notes. See “Description of Notes - Security.”
Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings.
The right of the collateral agent for the notes to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the notes, is prohibited from repossessing its collateral from a debtor in a bankruptcy case, or from disposing of collateral repossessed from a debtor, without court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is provided “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the automatic stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent might be permitted to repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that all amounts due on or under the notes exceed the value of the collateral, the holders of the notes would have “undersecured claims” for the difference. Federal bankruptcy laws generally do not permit the payment or accrual of post-petition interest, costs and attorneys’ fees for “undersecured claims” during a debtor’s bankruptcy case.
Rights of holders of notes in the collateral may be adversely affected by the failure to perfect liens on certain collateral acquired in the future.
The liens securing the notes cover certain assets that may be acquired in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the lien on such after acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the practical benefits of the lien thereon or of the priority of the lien securing the notes.
Our ability to purchase the notes with cash at your option upon a change of control may be limited.
Holders of notes may require us to purchase all or a portion of their notes for cash upon the occurrence of specific circumstances involving the events described under “Description of Notes - Repurchase at the Option of Holders - Change of Control.” We cannot assure you that, if required, we would have sufficient cash or other financial resources at that time or would be able to arrange sufficient financing necessary to pay the purchase price for all notes tendered by holders thereof. In addition, our ability to repurchase notes in the event of a change of control may be prohibited or limited by law, by regulatory authorities, by the other agreements related to our indebtedness and by indebtedness and agreements that we or our subsidiaries may enter into from time to time, which may replace, supplement or amend our existing or future indebtedness. Our failure to repurchase tendered notes would constitute an event of default under the indenture.
In addition, the required offer to repurchase notes upon a change of control or the change of control itself may be events of default under agreements governing our other existing and future indebtedness. These events may permit the lenders under the other indebtedness to accelerate the indebtedness outstanding thereunder. If we are required to repurchase the notes, we might require third-party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms, or at all. If our other secured indebtedness is accelerated and not repaid, the lenders thereunder may seek to enforce security interests in the collateral consisting of first priority collateral that secures such indebtedness, thereby limiting our ability to raise cash to purchase the notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the notes.
Some significant corporate transactions may not constitute a change of control, in which case we would not be obligated to offer to repurchase the notes.
Upon the occurrence of a change of control, which will include specified change of control events, we will be required to offer to repurchase all outstanding notes. See “Description of Notes - Repurchase at the Option of Holders - Change of Control.” The change of control provisions, however, will not require us to offer to repurchase the notes in the event of certain significant corporate transactions. For example, various transactions, such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us, would not necessarily constitute a change of control because they do not necessarily involve a change in voting power or beneficial ownership of the type described in the definition of change of control in the indenture governing the notes. Accordingly, noteholders may not have the right to require us to repurchase their notes in the event of a significant transaction that could increase the amount of our indebtedness, adversely affect our capital structure or any credit ratings or otherwise adversely affect the holders of notes.
In addition, a change of control includes a sale of all or substantially all of our properties and assets. There is no precise established definition of the phrase “substantially all” under the laws of New York, which will govern the indenture and the notes. Accordingly, your ability to require us to repurchase notes as a result of a sale of less than all of our properties and assets may be uncertain.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.
On the issue date of the New Notes, the New Notes will be fully and unconditionally guaranteed on a joint and several basis by all of our wholly owned domestic subsidiaries that are engaged in the conduct of our cigarette businesses (New Valley and its subsidiaries will not guarantee the New Notes). Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:
•received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;
•was insolvent or rendered insolvent by reason of the incurrence of the guarantee;
•was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or
•intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.
In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;
•the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or
•it could not pay its debts as they become due.
The court might also void such guarantee, without regard to the above factors, if it found that the subsidiary entered into its guarantee with actual or deemed intent to hinder, delay or defraud its creditors.
A court would likely find that a subsidiary did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court avoided such guarantee, holders of the notes would no longer have a claim against such subsidiary or the benefit of the assets of such subsidiary constituting collateral that purportedly secured such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from such subsidiary. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the notes from any other subsidiary or from any other source.
The indenture states that the liability of each subsidiary on its guarantee is limited to the maximum amount that the subsidiary can incur without risk that the guarantee will be subject to avoidance as a fraudulent conveyance. This limitation may not protect the guarantees from a fraudulent conveyance claim or, if it does, the guarantees may not be in amounts sufficient, if necessary, to pay obligations under the notes when due.
If an active trading market does not exist for the notes you may not be able to resell them.
We do not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on any automated dealer quotation system. The initial purchaser has informed us that it currently intends to make a market in the notes after this offering is completed. However, the initial purchaser may cease its market making at any time. A lack of a trading market could adversely affect your ability to sell the notes and the price at which you may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, our ability to complete the registration of the notes, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of our operating results, financial performance or prospects.
Changes in respect of the debt ratings of the notes may materially and adversely affect the availability, the cost and the terms and conditions of our debt.
The notes are, and any of our future debt instruments may be, publicly rated by Moody’s Investors Service, Inc., or Moody’s, and Standard & Poor’s Rating Services, or S&P, independent rating agencies. These debt ratings may affect our ability to raise debt. Any future downgrading of the notes or our other debt by Moody’s and S&P may affect the cost and terms and conditions of our financings and could adversely affect the value and trading of the notes.

USE OF PROCEEDS
The Exchange Offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the New Notes in the Exchange Offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive the Original Notes in like principal amount. The Original Notes surrendered and exchanged for the New Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase in our indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES
The ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	2.68x	2.29x	2.11x	1.53x	1.27x	1.34x	2.18x
For purposes of computing the ratio of earnings to fixed charges, earnings include pre-tax income (loss) from continuing operations and fixed charges (excluding capitalized interest) and amortization of capitalized interest. Earnings are also adjusted to exclude equity in gain or loss of non-consolidated real estate businesses. Fixed charges consist of interest expense, capitalized interest (including amounts charged to income and capitalized during the period), a portion of rental expense (deemed by us to be representative of the interest factor of rental payments), and amortization of debt discount costs.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
In connection with the sale of the Original Notes, we entered into a registration rights agreement with Jefferies LLC, the initial purchaser, under which we agreed to file a registration statement under the Securities Act relating to the Exchange Offer, and to use all commercially reasonable efforts to cause such registration statement to be declared effective.
We are making the Exchange Offer in reliance on the position of the SEC as set forth in Exxon Capital Holdings Corporation and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of New Notes who is not our “affiliate” within the meaning of Rule 405 of the Securities Act and who exchanges Original Notes for New Notes in the Exchange Offer generally may offer the New Notes for resale, sell the New Notes and otherwise transfer the New Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the New Notes only if the holder acquires the New Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the New Notes.
Any holder of the Original Notes using the Exchange Offer to participate in a distribution of New Notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives New Notes in exchange for such Original Notes pursuant to the Exchange Offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes.
Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The accompanying letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that for a period of not less than 180 days after the expiration date for the Exchange Offer, we will make this prospectus available to broker-dealers for use in connection with any such resale. See “Plan of Distribution.”
Except as set forth in this prospectus, this prospectus may not be used for an offer to resell, resale or other transfer of New Notes.
The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.
Terms of the Exchange
Upon the terms and subject to the conditions of the Exchange Offer, we will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York time, on the expiration date for the Exchange Offer. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. Promptly after the expiration date (unless extended as described in this prospectus), we will issue an aggregate principal amount of up to $235.0 million of New Notes and guarantees related thereto for a like principal amount of outstanding Original Notes and guarantees related thereto tendered and accepted in connection with the Exchange Offer. The New Notes issued in connection with the Exchange Offer will be delivered on the earliest practicable date following the expiration date. Holders may tender some or all of their Original Notes in connection with the Exchange Offer, but only in an amount equal to $2,000 principal amount and integral multiples of $1,000 in excess thereof. The terms of the New Notes will be identical in all material respects to the terms of the Original Notes, except that the New Notes will have been registered under the Securities Act and will not bear legends restricting their transfer, and will be issued free from any covenant regarding registration, including the payment of liquidated damages upon a failure to file or have declared effective an Exchange Offer registration statement or to complete the Exchange Offer by certain dates. The New Notes will evidence the same debt as the Original Notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the Original Notes being exchanged. Consequently, both the New Notes and the Original Notes, together with the Existing Notes, will be treated as a single series of debt securities under the indenture. As of the date of this prospectus, $235.0 million in aggregate principal amount of the Original Notes is outstanding.

In connection with the issuance of the Original Notes, we arranged for the Original Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company (“DTC”), acting as depositary. Except as described under “Description of New Notes — Exchanges of Book-Entry Notes for Certificated Notes,” New Notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of New Notes — Exchanges of Book-Entry Notes for Certificated Notes.”
Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, but certain registration and other rights under the registration rights agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the registration rights agreement. See “— Consequences of Failures to Properly Tender Original Notes in the Exchange Offer.”
We will be considered to have accepted validly tendered Original Notes if and when we have given written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.
If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the expiration date for the Exchange Offer.
Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See “— Fees and Expenses.”
Expiration Date; Extensions; Amendments
The exchange offer will remain open for at least 20 full business days. The expiration date for the Exchange Offer is 5:00 p.m., New York City time, on [           , 2016], unless extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the Exchange Offer is extended.
We reserve the right, in our sole discretion:

•
to delay accepting any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving written notice of the delay, extension or termination to the exchange agent, or

•	to amend the terms of the Exchange Offer in any manner permitted by the registration rights agreement.
If we amend the Exchange Offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the Exchange Offer for a period of at least five business days.
If we determine to delay acceptance of the Original Notes or to extend, amend or terminate the Exchange Offer, we will publicly announce this determination by making a timely release through an appropriate news agency. In order to extend the exchange offer, we will make this public announcement of the extension by no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
Interest on the New Notes
The New Notes will bear interest at the rate of 7.750% per annum from the date of original issuance of the Original Notes or from the most recent date on which interest on the Original Notes has been paid, whichever is later. Interest will be payable semi-annually in arrears on February 15 and August 15 of each year.
Conditions to the Exchange Offer
Notwithstanding any other term of the Exchange Offer, we will not be required to accept for exchange, or to exchange any New Notes for, any Original Notes and may terminate the Exchange Offer as provided in this prospectus before the acceptance of the Original Notes, if prior to the expiration date:

•
any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the Exchange Offer which, in our reasonable judgment, might materially impair the contemplated benefits of the Exchange Offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

•
any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to us;

•	any law, statute, rule or regulation is proposed, adopted or enacted that in our reasonable judgment might materially impair our ability to proceed with the Exchange Offer; or

•	any governmental approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of the Exchange Offer as contemplated by this prospectus.
The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions other than those dependent upon the receipt of necessary governmental approvals in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right that may be asserted at any time and from time to time.
If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

•	refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders;

•
extend the Exchange Offer and retain all Original Notes tendered before the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw those Original Notes (see “— Withdrawal of Tenders” below); or

•
waive unsatisfied conditions relating to the Exchange Offer other than those conditions dependent upon the receipt of necessary governmental approvals and accept all properly tendered Original Notes that have not been withdrawn.

In addition, we will not accept for exchange any Original Notes tendered, and will not issue New Notes in exchange for any such Original Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
Procedures for Tendering
Unless the tender is being made in book-entry form, to tender in the Exchange Offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of it;

•	have the signatures guaranteed if required by the letter of transmittal; and

•
mail or otherwise deliver the signed letter of transmittal or the signed facsimile, the Original Notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

Any financial institution that is a participant in DTC’s Book-Entry Transfer Facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account. To validly tender Original Notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automated Tender Offer Program (ATOP). DTC will then verify the acceptance, execute a book-entry transfer of the tendered Original Notes into the applicable account of the exchange agent at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent’s message stating that DTC has received an express acknowledgment from the participant in DTC tendering the Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against the participant. A tender of Original Notes through a book-entry transfer into the exchange agent’s account will only be effective if an agent’s message sent through ATOP or the letter of transmittal (or facsimile) with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption “— Exchange Agent”, prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.
The tender by a holder of Original Notes that is not withdrawn prior to the expiration date will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.
The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Original Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.
Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner’s own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner’s Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Original Notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.
In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by:

•	a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act.
If the letter of transmittal is signed by a person other than the registered holder of any Original Notes, the Original Notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.
If the letter of transmittal or any Original Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.
We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes in our sole discretion. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Original Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.
In addition, we reserve the right, as set forth above under the caption “— Conditions to the Exchange Offer,” to terminate the Exchange Offer.
By tendering, each holder represents to us, among other things, that:

•
it has full power and authority to tender, sell, assign and transfer the Original Notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the New Notes acquired in connection with the Exchange Offer are being obtained in the ordinary course of business of the person receiving the New Notes;

•	at the time of commencement of the Exchange Offer it had no arrangement with any person to participate in a distribution of such New Notes;

•
it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours, or, if it is an affiliate, it will comply with applicable registration and prospectus delivery requirements of the Securities Act;

•	if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the New Notes; and

•
if the holder is a broker-dealer that will receive New Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities, that it has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the New Notes and that it will deliver a prospectus in connection with any resale of such New Notes. See “Plan of Distribution.”

There are no guaranteed delivery procedures for this Exchange Offer. Holders must tender their Original Notes via the ATOP system or in accordance with the procedures of the letter of transmittal by the expiration date.

Withdrawal of Tenders
Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.
To withdraw a tender of Original Notes in connection with the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn (including the certificate number(s), if any, and principal amount of such Original Notes);

•
be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender; and

•	specify the name in which any such Original Notes are to be registered, if different from that of the depositor.
If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC’s procedures. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the Exchange Offer, and no New Notes will be issued in exchange for such Original Notes unless the Original Notes withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.
Exchange Agent
U.S. Bank National Association has been appointed as exchange agent in connection with the Exchange Offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent at its offices at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107-2292. The exchange agent’s telephone number is (800) 934-6802 and facsimile number is (651) 466-7372.

DELIVERY OF THE LETTER OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH DOCUMENT.
Fees and Expenses
We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We will pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the exchange agent, SEC registration fees and accounting and legal fees relating to the Exchange Offer.
Holders who tender their Original Notes for exchange generally will not be obligated to pay transfer taxes. If, however:

•	New Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered;

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the Exchange Offer;
then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.
Accounting Treatment
The New Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer.
Consequences of Failures to Properly Tender Original Notes in the Exchange Offer
Issuance of the New Notes in exchange for the Original Notes under the Exchange Offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC through ATOP) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offer, certain registration rights under the registration rights agreement will terminate.
In the event the Exchange Offer is completed, we generally will not be required to register the remaining Original Notes, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

•
the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.
We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the Exchange Offer, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors — Risks Related to the Notes and the Exchange Offer — If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”
Other
Participation in the Exchange Offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial, tax, legal and other advisors in making your own decision on what action to take. We may in the future seek to acquire untendered Original Notes in the open market or in privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Original Notes that are not tendered in the Exchange Offer or to file a shelf registration statement to permit resales of any untendered Original Notes.

DESCRIPTION OF NEW NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, “the Company,” “we,” “us” and “our” refer only to Vector Group Ltd. and not to any of its subsidiaries.
The Company issued the Original Notes under an indenture dated as of February 12, 2013, as supplemented by the first supplemental indenture, dated as of September 10, 2013, and the second supplemental indenture, dated as of April 15, 2014 (as so supplemented, the “indenture”), among itself, the Guarantors and U.S. Bank National Association, as trustee and Collateral Agent, in a private transaction that is not subject to the registration requirements of the Securities Act. The New Notes will be issued under the indenture and will be identical in all material respects to the Original Notes, except that the New Notes will have been registered under the Securities Act and will not bear legends restricting their transfer, and will be free of any obligation regarding registration, including the payment of Liquidated Damages upon failure to file or have declared effective an exchange offer registration statement or to consummate an exchange offer by certain dates. Unless specifically stated to the contrary, references to the term “notes” in the following description applies equally to the New Notes, the Original Notes and the Existing Notes. The New Notes and the Original Notes will be treated as a single series for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The Collateral Documents referred to below under the caption “- Security” define the terms of the documents that secure the notes.
The following description is a summary of the material provisions of the indenture, the Collateral Documents and the Intercreditor Agreement. It does not restate those agreements in their entirety. We urge you to read the indenture, the Collateral Documents and the Intercreditor Agreement because they, and not this description, define your rights as holders of the notes. The indenture, the Collateral Documents and the Intercreditor Agreement are available as set forth below under “- Additional Information.” Certain defined terms used in this description but not defined below under “- Certain Definitions” have the meanings assigned to them in the indenture. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•	are general obligations of the Company;

•	are pari passu in right of payment with all of the Company’s existing and future senior Indebtedness;

•	are senior in right of payment to all of the Company’s future subordinated Indebtedness, if any;

•
are effectively subordinated in right of payment to all existing and future Indebtedness and other liabilities of the Company’s Subsidiaries that are not Guarantors (other than Indebtedness and liabilities owed to the Company or a Guarantor);

•	are not secured by any of the Company’s assets; and

•	are fully and unconditionally guaranteed by the Guarantors and certain of such guarantees are secured by certain assets of some of the Guarantors as provided below.

The Note Guarantees

The notes are fully and unconditionally guaranteed on a joint and several basis by the Guarantors. None of the Company’s Subsidiaries engaged in the real estate business conducted by the New Valley Subsidiaries guarantee the notes.
Each guarantee of the notes:

•	is a general obligation of the Guarantor;

•	is pari passu in right of payment with all other senior Indebtedness of that Guarantor, including a Liggett Guarantor’s guarantee of Indebtedness under the Liggett Credit Agreement;

•	is senior in right of payment to any future subordinated Indebtedness of that Guarantor.
Each guarantee of the notes by a Liggett Guarantor:

•
is secured on a second priority basis, equally and ratably with all existing and future obligations of a Liggett Guarantor under any Parity Lien Debt, by Liens on certain assets of a Liggett Guarantor, subject in priority to Liens securing the First Priority Debt under the Liggett Credit Agreement and Permitted Prior Liens; and

•
is effectively junior, to the extent of the value of assets securing a Liggett Guarantor’s First Priority Debt obligations under the Liggett Credit Agreement, which are secured on a first priority basis by the same assets of that Liggett Guarantor that secure the notes and by certain other assets of that Liggett Guarantor that do not secure the notes.

The guarantee of the notes by Vector Tobacco is secured on a first priority basis, equally and ratably with all of its existing and future obligations under any Parity Lien Debt, by Liens on certain of its assets, subject in priority to Permitted Prior Liens. The guarantee of VGR Holding is secured by a first priority pledge of the Capital Stock of each of Liggett Group LLC and Vector Tobacco.
Pursuant to the indenture, the Company is permitted to incur additional notes under the indenture and the Guarantors are permitted to guarantee such additional notes as Parity Lien Debt subject to the covenants described below under “Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock” and “Covenants - Liens.”
As a result of the first priority liens securing the obligations of the Liggett Guarantors under the Liggett Credit Agreement, the Note Guarantees by the Liggett Guarantors are effectively subordinated to the Liggett Guarantors’ obligations under the Liggett Credit Agreement to the extent of the value of the Collateral securing their first priority lien obligations under the Liggett Credit Agreement as provided in the Intercreditor Agreement.
As of the date thereof, all of the Company’s Subsidiaries that are not Guarantors are Unrestricted Subsidiaries, including the New Valley Subsidiaries. Unrestricted Subsidiaries are subject to the restrictive covenants in the indenture described below.
In the event of a bankruptcy, liquidation or reorganization of any of the Unrestricted Subsidiaries, the Unrestricted Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company. At March 31, 2016, the Company’s investment in non-consolidated real estate businesses of the Unrestricted Subsidiaries (which reflects the real estate business of the New Valley Subsidiaries) was $225.0 million. For the three months ended March 31, 2016, the Company recognized equity in losses from non-consolidated real estate businesses of the Unrestricted Subsidiaries of $507,000. In addition, the Company’s Unrestricted Subsidiaries owned real estate and related property, which were carried at approximately $23.4 million at March 31, 2016.
Principal, Maturity and Interest

The Company issued $235.0 million in aggregate principal amount of the Original Notes on May 9, 2016. The Company may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “- Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock.” The New Notes, the Original Notes, the existing notes previously issued under the indenture, and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any additional notes issued after this offering will be secured, equally and ratably with the New Notes offered hereby and the existing notes. As a result, the issuance of additional notes will have the effect of diluting the security interest of the Collateral for the then outstanding notes. Because, however, any additional notes may not be fungible with the New Notes offered hereby and the existing notes for federal income tax purposes, they may have a different CUSIP number or numbers, be represented by a different global note or notes and otherwise be treated as a separate class or classes of notes for other purposes. Interest on the notes accrues at the rate of 7.750% per annum and is payable semi-annually in arrears on February 15 and August 15. We will deem the right to receive interest accrued but unpaid on the Original Notes waived by you if we accept your Original Notes for exchange. Interest on overdue principal and interest and Liquidated Damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Company makes each interest payment to the holders of record on the immediately preceding February 1 and August 1.
Interest on the New Notes will be deemed to have accrued from February 15, 2016. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Unless the context requires otherwise, references to “notes” for all purposes of the indenture and this “Description of Notes” include the existing notes, the New Notes, the Original Notes and any additional notes that are actually issued. The Company will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on February 15, 2021.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the Company, the Company will pay all principal, interest, premium and Liquidated Damages, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.
Paying Agent and Registrar for the Notes

The trustee acts as paying agent and registrar for the notes. The Company may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any note selected for redemption. Also, the Company will not be required to transfer or exchange any note (1) for a period of 15 days before a selection of notes to be redeemed or (2) between a record date and the next succeeding interest payment date.
Note Guarantees

The notes are fully and unconditionally guaranteed by each of the Guarantors. These Note Guarantees are joint and several obligations of the Guarantors. As a result of the first priority liens securing the obligations of the Liggett Guarantors under the Liggett Credit Agreement as provided in the Intercreditor Agreement, the Note Guarantees by the Liggett Guarantors are effectively subordinated to the Liggett Guarantors’ obligations under the Liggett Credit Agreement to the extent of the value of the assets securing the first priority lien obligations under the Liggett Credit Agreement.
The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors - Risks Related to the Notes and Our Indebtedness - Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.”
A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person other than the Company or any Guarantor, unless:

1.	immediately after giving effect to that transaction, no Default or Event of Default exists; and

2.	either:

A.
the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee, the Collateral Documents and the registration rights agreement pursuant to a supplemental indenture and appropriate Collateral Documents satisfactory to the trustee; or

B.	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.
The Note Guarantee of a Guarantor will be released:

1.
in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

2.
in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture; or

3.	upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “- Legal Defeasance and Covenant Defeasance” and “- Satisfaction and Discharge.”
See “- Repurchase at the Option of Holders - Asset Sales.”
None of the New Valley Subsidiaries guarantees the notes. As a result, the notes are effectively subordinated to all existing and future liabilities of the New Valley Subsidiaries. At March 31, 2016, the Company’s investment in non-consolidated real estate businesses of the Unrestricted Subsidiaries (which reflects the real estate business of the New Valley Subsidiaries) was $225.0 million. For the three months ended March 31, 2016, the Company recognized equity in losses from non-consolidated real estate businesses of the Unrestricted Subsidiaries of $507,000. In addition, the Company’s Unrestricted Subsidiaries owned real estate and related property, which were carried at approximately $23.4 million at March 31, 2016.
Security

The notes are not secured by any assets of the Company.
Only the Liggett Guarantors, Vector Tobacco and VGR Holding provide certain security for their Note Guarantees. The obligations of the Liggett Guarantors under their Note Guarantees and the performance of all other obligations of the Liggett Guarantors under the indenture are secured equally and ratably by second priority Liens on the Collateral of the Liggett Guarantors granted to the Collateral Agent for the benefit of the holders of the Parity Lien Obligations. These Liens are junior in priority to the Liens securing the first priority lien obligations of the Liggett Guarantors under the Liggett Credit Agreement to the extent of the Liens on the assets securing First Priority Debt. The obligations of Vector Tobacco under its Note Guarantee are secured equally and ratably by first priority Liens on the Collateral of Vector Tobacco granted to the Collateral Agent for the benefit of the holders of the Parity Lien Obligations. The obligations of VGR Holding under its Note Guarantee are secured equally and ratably by first priority liens on the Pledged Securities. Security interests securing the Note Guarantees are subject in priority to Permitted Prior Liens.
The Collateral securing the applicable Note Guarantees do not include the following:

•	real property, other than the Mebane Facility and any real property that has a Fair Market Value in excess of $5.0 million;

•	equipment subject to purchase money or other financing;

•	investment property or securities, including securities of affiliates, other than the Pledged Securities;

•	cash and deposit accounts;

•	foreign intellectual property and all intent-to-use trademark applications;

•	aircraft, aircraft engines and motor vehicles; and

•	leasehold interests in real property,
as such terms are defined under the UCC, collectively referred to as the “Excluded Assets.”
The Liens on collateral of the Liggett Guarantors securing the obligations of the Liggett Guarantors under the Liggett Credit Agreement include assets that are not included in the Collateral securing the Note Guarantees, including deposit accounts and investment property. The value of these Excluded Assets could be significant, and the notes effectively rank junior to indebtedness secured by liens on, and to the extent of, these Excluded Assets. Cash deposited in bank accounts of the Liggett Guarantors is automatically applied to the repayment of outstanding revolving borrowings under the Liggett Credit Agreement.
Intercreditor Agreement

In connection with the issuance of the existing notes, the Liggett Guarantors entered into the Intercreditor Agreement with the lender under the Liggett Credit Agreement, the Collateral Agent and the trustee. The Intercreditor Agreement applies to the New Notes. The Intercreditor Agreement sets forth the terms of the relationship between the holders of First Priority Liens and the holders of Parity Liens.
Certain terms used under this caption “-Intercreditor Agreement” have the meanings set forth below under “-Certain Definitions used in the Intercreditor Agreement.” Capitalized terms used under this caption but not defined below have the meanings set forth in the Intercreditor Agreement.
First Priority Liens; Note Guarantees Effectively Subordinated to First Priority Liens

The obligations under the Liggett Credit Agreement are secured by a Lien on the assets and properties of the Liggett Guarantors as described in the Intercreditor Agreement (the “ABL Collateral”). Under the Intercreditor Agreement, this Lien, to the extent it secures

Maximum Priority ABL Debt, is senior in right, priority, operation, effect and in all other respects to any Lien thereon that secures the Note Guarantees of the Liggett Guarantors. Such Lien is referred to herein as the First Priority Lien. By their acceptance of the notes, the holders of the notes are deemed to have authorized the Collateral Agent to enter into the Intercreditor Agreement with the ABL Lender. As a result, obligations under the indenture that are secured by a Lien on the ABL Collateral, and that are evidenced by certain of the Note Guarantees, are effectively subordinated to the obligations secured by the First Priority Lien to the extent of the value of the ABL Collateral.
Relative Priorities

The Intercreditor Agreement provides that notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the ABL Lender or the ABL Secured Parties or the Collateral Agent or the Noteholder Secured Parties and notwithstanding any provision of the UCC, or any applicable law or any provisions of the ABL Documents or the Noteholder Documents or any other circumstance whatsoever:
The Collateral Agent, for itself and on behalf of the other Noteholder Secured Parties, has agreed that: (1) any Lien on the ABL Collateral securing the First Priority Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the ABL Collateral securing the Noteholder Debt now or hereafter held by or for the benefit or on behalf of any Noteholder Secured Party or any agent or trustee therefor; and (2) any Lien on the ABL Collateral securing any of the Noteholder Debt now or hereafter held by or for the benefit or on behalf of any Noteholder Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Collateral securing any First Priority Debt.
The ABL Lender, for itself and on behalf of the other ABL Secured Parties, has agreed that: (1) any Lien on the ABL Collateral securing the Noteholder Debt now or hereafter held by or for the benefit or on behalf of any Noteholder Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the ABL Collateral securing the principal amount of Excess ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor; and (2) any Lien on the ABL Collateral securing any Excess ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Collateral securing any Noteholder Debt.
Prohibition on Contesting Liens

The Intercreditor Agreement also provides that each of the ABL Lender, for itself and on behalf of the other ABL Secured Parties, and the Collateral Agent, for itself and on behalf of the Noteholder Secured Parties, has agreed that they will not, and has waived any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, perfection, validity or enforceability of a Lien held by or for the benefit or on behalf of any ABL Secured Party in any ABL Collateral or by or on behalf of any Noteholder Secured Party in any ABL Collateral; provided that nothing in the Intercreditor Agreement will be construed to prevent or impair the rights of any ABL Secured Party or Noteholder Secured Party to enforce the Intercreditor Agreement, including, without limitation the priority of Liens described above under “- Relative Priorities.”
Additional Liens

None of the ABL Loan Parties may grant any additional Liens on any assets to secure the Noteholder Debt unless it has granted, or substantially concurrently therewith shall grant, a lien on such asset to secure the ABL Debt or grant any additional Liens on any assets to secure the ABL Debt unless it has granted, or substantially concurrently therewith shall grant, a Lien on such asset to secure the Noteholder Debt, all of which Liens shall be subject to the terms of the Intercreditor Agreement. Further, the parties to the Intercreditor Agreement have agreed that, after the Discharge of Priority Debt and so long as the Discharge of Priority Noteholder Debt has not occurred, none of the ABL Loan Parties shall grant any additional Liens on any asset to secure any Excess ABL Debt unless it has granted, or substantially concurrently therewith shall grant, a Lien on such asset to secure the Noteholder Debt.
Exercise of Rights and Remedies; Standstill

In addition, the Intercreditor Agreement provides that, until the Discharge of Priority Debt, the Collateral Agent, for itself and on behalf of the other Noteholder Secured Parties, has agreed that it (i) will not enforce rights or exercise remedies (including any right of setoff) with respect to the ABL Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Collateral Agent or any other Noteholder Secured Party is a party), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding); provided, however, that (A) the Collateral Agent and the Noteholder Secured Parties may take Permitted Actions, and (B) the Collateral Agent may exercise any or all of such rights or remedies after a period of 180 days has elapsed since the date on which any ABL Secured Party has commenced a Lien Enforcement Action and prior to or at the time of such exercise, the Collateral Agent shall have (1) declared the existence of an Event of Default, (2) demanded the repayment of all the principal amount of the Noteholder Debt and (3) notified the ABL Lender of such declaration of an Event of Default and demand (the “Standstill Period”); provided, further, that, notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Collateral Agent or any other Noteholder Secured Party enforce or exercise any rights or remedies with respect to any ABL Collateral, or commence or petition for any such action or proceeding (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), at any time during which the ABL Lender or any other ABL Secured Party shall have commenced and shall be pursuing diligently a Lien Enforcement Action.
Release of Liens

The Intercreditor Agreement also provides that:

1.
prior to Discharge of Priority Debt, if (i) in connection with any disposition of any ABL Collateral (A) permitted under the terms of the ABL Documents (whether or not an event of default or equivalent event thereunder, and as defined therein, has occurred and is continuing) or (B) consented to or approved by ABL Lender, but in the case of (A) or (B) only if permitted under the terms of the Noteholder Documents or (ii) in connection with the exercise of the ABL Lender’s remedies in respect of the ABL Collateral (provided that after giving effect to the release and application of proceeds, ABL Debt (other than Excess ABL Debt) secured by the first priority Liens on the remaining ABL Collateral remains outstanding), the ABL Lender, for itself or on behalf of any of the other ABL Secured Parties, releases any of its Liens on any part of the ABL Collateral, then effective upon the consummation of such sale, lease, license, exchange, transfer or other disposition:

A.
the Liens, if any, of the Collateral Agent, for itself or for the benefit of the Noteholder Secured Parties, on such ABL Collateral shall be automatically, unconditionally and simultaneously released to the same extent as the release of ABL Lender’s Liens,

B.
the Collateral Agent, for itself or on behalf of the Noteholder Secured Parties, shall promptly upon the request of ABL Lender execute and deliver such release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as ABL Lender may require in connection with such sale or other disposition by ABL Lender, ABL Lender’s agents or any Liggett Guarantor with the consent of ABL Lender to evidence and effectuate such termination and release; provided, that, any such release or UCC amendment or termination by Collateral Agent shall not extend to or otherwise affect any of the rights, if any, of Collateral Agent and Noteholder Secured Parties to the proceeds from any such sale or other disposition of ABL Collateral, and

C.
the Collateral Agent, for itself or on behalf of the other Noteholder Secured Parties, shall be deemed to have authorized ABL Lender to file UCC amendments and terminations covering the ABL Collateral so sold or otherwise disposed of as to UCC financing statements between any Liggett Guarantor and Collateral Agent or any other Noteholder Secured Party to evidence such release and termination.

2.
after Discharge of Priority Debt but prior to Discharge of Priority Noteholder Debt, if (i) in connection with any sale, lease, license, exchange, transfer or other disposition of any ABL Collateral (A) permitted under the terms of the Noteholder Documents (whether or not an event of default or equivalent event thereunder, and as defined therein, has occurred and is continuing) or (B) consented to or approved by Noteholder Secured Parties, but in the case of (A) and (B), only if permitted under the terms of the ABL Documents, or (ii) in connection with the exercise of the Collateral Agent’s or any Noteholder Secured Party’s remedies in respect of the ABL Collateral (provided that after giving effect to the release and application of proceeds, Noteholder Debt secured by the Liens on the remaining ABL Collateral remain outstanding), the Collateral Agent, for itself or on behalf of any of the other Noteholder Secured Parties, releases any of its Liens on any part of the ABL Collateral, then effective upon the consummation of such sale, lease, license, exchange, transfer or other disposition:

A.
the Liens, if any, of the ABL Lender, for itself or for the benefit of the ABL Secured Parties, on such ABL Collateral shall be automatically, unconditionally and simultaneously released to the same extent as the release of the Collateral Agent’s Liens,

B.
the ABL Lender, for itself or on behalf of the ABL Secured Parties, shall promptly upon the request of the Collateral Agent execute and deliver such release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the Collateral Agent may require in connection with such sale or other disposition by the Collateral Agent or any Noteholder Secured Party, or any of their agents or any Liggett Guarantor with the consent of Noteholder Secured Parties to evidence and effectuate such termination and release; provided, that, any such release or UCC amendment or termination by ABL Lender shall not extend to or otherwise affect any of the rights, if any, of ABL Lender and ABL Secured Parties to the proceeds from any such sale or other disposition of ABL Collateral, and

C.
the ABL Lender, for itself or on behalf of the other ABL Secured Parties, shall be deemed to have authorized the Collateral Agent to file UCC amendments and terminations covering the ABL Collateral so sold or otherwise disposed of as to UCC financing statements between any Liggett Guarantor and ABL Lender or any other ABL Secured Party to evidence such release and termination.

3.
the Collateral Agent, for itself and on behalf of the other Noteholder Secured Parties, has irrevocably constituted and appointed the ABL Lender and any officer or agent of the ABL Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Collateral Agent or such holder, from time to time in the ABL Lender’s discretion for the purpose of releasing Liens in accordance with provision (a) of “- Release of Liens” above, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of provision (a) of “- Release of Liens” above, including any termination statements, endorsements or other instruments of transfer or release. The ABL Lender, for itself and on behalf of the other ABL Secured Parties, has irrevocably constituted and appointed the Collateral Agent and any officer or agent of any holder of notes, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the ABL Lender or any ABL Secured Party, for the purpose of carrying out the terms of provision (b) of “- Release of Liens” above, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of provision (b) of “- Release of Liens” above, including any termination statements, endorsements or other instruments of transfer or release.

Application of Proceeds

The Intercreditor Agreement also provides that so long as the Discharge of ABL Debt has not occurred, the ABL Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Collateral upon the exercise of remedies, shall be applied in the following order of priority:
first, to the First Priority Debt (including for cash collateral as required under the ABL Documents), and in such order as specified in the relevant ABL Documents until the Discharge of Priority Debt has occurred;
second, to the Noteholder Debt in such order as specified in the relevant Noteholder Documents until the Discharge of Priority Noteholder Debt has occurred; and
third, to the Excess ABL Debt until the Discharge of ABL Debt has occurred.
Turnover

The Intercreditor Agreement also provides that so long as the Discharge of Priority Debt has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Liggett Guarantor, the Collateral Agent has agreed, for itself and on behalf of the other Noteholder Secured Parties, that any ABL Collateral or proceeds from the enforcement of remedies with respect to the ABL Collateral (including any right of set-off) with respect to the ABL Collateral, and including in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) with respect to ABL Collateral, shall be segregated and held in trust and promptly transferred or paid over to the ABL Lender for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. After the Discharge of Priority Debt has occurred but before the Discharge of Priority Noteholder Debt has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Liggett Guarantor, the ABL Lender has agreed, for itself and on behalf of the other ABL Secured Parties, that any ABL Collateral or proceeds from the enforcement of remedies with respect to the ABL Collateral or payment with respect thereto received by the ABL Lender or any other ABL Secured Party (including any right of set-off) with respect to the ABL Collateral, and including in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) with respect to ABL Collateral, shall be segregated and held in trust and promptly transferred or paid over to the Collateral Agent for the benefit of the Noteholder Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. The ABL Lender or the Collateral Agent, as applicable, are authorized to make any such endorsements or assignments as agent for the other. This authorization is coupled with an interest and is irrevocable.

Insolvency or Liquidation Proceedings

The Intercreditor Agreement is applicable both before and after the institution of any Insolvency or Liquidation Proceeding involving any Liggett Guarantor, including, without limitation, the filing of any petition by or against any Liggett Guarantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted or subsequent cases in respect thereof, and all references in “- Insolvency or Liquidation Proceedings” to any Liggett Guarantor shall be deemed to apply to the trustee for any such Liggett Guarantor or such Liggett Guarantor as debtor-in-possession. The relative rights of the ABL Secured Parties and the Noteholder Secured Parties in or to any distributions from or in respect of any ABL Collateral or proceeds of ABL Collateral shall continue after the institution of any Insolvency or Liquidation Proceeding involving any Liggett Guarantor, including, without limitation, the filing of any petition by or against any Liggett Guarantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to (i) any court order approving the financing of, or use of cash collateral by, any Liggett Guarantor as debtor-in-possession, or (ii) any other court order affecting the rights and interests of the parties to the Intercreditor Agreement, in either case so long as such court order is not in conflict with the Intercreditor Agreement. The Intercreditor Agreement constitutes a “Subordination Agreement” for the purposes of Section 510(a) of the Bankruptcy Code and is enforceable in any Insolvency or Liquidation Proceeding in accordance with its terms.
Bankruptcy Financing

The Intercreditor Agreement also provides that if any Liggett Guarantor becomes subject to any Insolvency or Liquidation Proceeding, until the Discharge of Priority Debt has occurred, the Collateral Agent, for itself and on behalf of the other Noteholder Secured Parties, has agreed that:

1.
each Noteholder Secured Party will raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any ABL Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law or any post-petition financing, provided by any ABL Secured Party or any Qualified Financier under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth below and will subordinate (and will be deemed hereunder to have subordinated) the Liens granted to Noteholder Secured Parties to such DIP Financing on the same terms as such Liens are subordinated to the Liens granted to ABL Lender in the Intercreditor Agreement (and such subordination will not alter in any manner the terms of the Intercreditor Agreement), to any adequate protection provided to the ABL Secured Parties and to any “carve out” agreed to by the ABL Lender; provided that:

A.	the ABL Lender does not oppose or object to such use of cash collateral or DIP Financing,

B.
the aggregate principal amount of such DIP Financing, together with the ABL Debt as of such date, does not exceed the principal component of Maximum Priority ABL Debt, and the DIP Financing is treated as ABL Debt under the Intercreditor Agreement,

C.
the Liens granted to the ABL Secured Parties or Qualified Financier in connection with such DIP Financing are subject to the Intercreditor Agreement and considered to be Liens of ABL Lender for purposes of the Intercreditor Agreement,

D.
the Collateral Agent retains a Lien on the ABL Collateral (including proceeds thereof) with the same priority as existed prior to such Insolvency or Liquidation Proceeding (except to the extent of any “carve out” agreed to by the ABL Lender),

E.
the Collateral Agent receives replacement Liens on all assets, including post-petition assets, of any Liggett Guarantor in which the ABL Lender obtains a replacement Lien, or which secure the DIP Financing, with the same priority relative to the Liens of ABL Lender as existed prior to such Insolvency or Liquidation Proceeding, and

F.
the Noteholder Secured Parties may oppose or object to such use of cash collateral or DIP Financing on the same bases as an unsecured creditor, so long as such opposition or objection is not based on the Noteholder Secured Parties’ status as secured creditors.

2.
no Noteholder Secured Party shall, directly or indirectly, provide, or seek to provide, DIP Financing secured by Liens equal or senior in priority to the Liens on the ABL Collateral of ABL Lender, without the prior written consent of ABL Lender.

Relief from the Automatic Stay.

The Collateral Agent, for itself and on behalf of the other Noteholder Secured Parties, has agreed that, so long as the Discharge of Priority Debt has not occurred, no Noteholder Secured Party shall, without the prior written consent of the ABL Lender, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the ABL Collateral, any proceeds thereof or any Lien securing any of the Noteholder Debt. Notwithstanding anything to the contrary set forth in the Intercreditor Agreement, no Liggett Guarantor will waive or shall be deemed to have waived any rights under Section 362 of the Bankruptcy Code.
Adequate Protection.

The Collateral Agent, on behalf of itself and the other Noteholder Secured Parties, has agreed that none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the ABL Lender or any of the other ABL Secured Parties for adequate protection of the First Priority Debt or any adequate protection provided to the ABL Lender or other ABL Secured Parties with respect to the First Priority Debt or (ii) any objection by the ABL Lender or any of the other ABL Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection for the First Priority Debt or (iii) the payment of interest, fees, expenses or other amounts to the ABL Lender or any other ABL Secured Party with respect to the First Priority Debt under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.
The Collateral Agent, on behalf of itself and the other Noteholder Secured Parties, has agreed that none of them shall seek or accept adequate protection with respect to the Noteholder Debt secured by Liens on the ABL Collateral without the prior written consent of the ABL Lender; except, that, the Collateral Agent, for itself or on behalf of the other Noteholder Secured Parties, or the Noteholder Secured Parties shall be permitted (i) to obtain adequate protection in the form of the benefit of additional or replacement Liens on the ABL Collateral (including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding), or additional or replacement ABL Collateral to secure the Noteholder Debt, in connection with any DIP Financing or use of cash collateral as provided for in “- Bankruptcy Financing” above, or in connection with any such adequate protection obtained by ABL Lender and the other ABL Secured Parties, as long as in each case, the ABL Lender is also granted such additional or replacement Liens or additional or replacement ABL Collateral and such Liens of Collateral Agent or any other Noteholder Secured Party are subordinated to the Liens securing the ABL Debt to the same extent as the Liens of Collateral Agent and the other Noteholder Secured Parties on the ABL Collateral are subordinated to the Liens of ABL Lender and the other ABL Secured Parties under the Intercreditor Agreement and (ii) to obtain adequate protection in the form of reports, notices, inspection rights and similar forms of adequate protection to the extent granted to the ABL Lender.
Reorganization Securities.

If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized Liggett Guarantor secured by Liens upon any property of such reorganized Liggett Guarantor are distributed, pursuant to a plan of reorganization, on account of both the ABL Debt and the Noteholder Debt, then, to the extent the debt obligations distributed on account of the ABL Debt and on account of the Noteholder Debt are secured by Liens upon the same assets or property, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
Separate Classes.

The ABL Lender, the ABL Loan Parties and the Collateral Agent have irrevocably acknowledged and agreed that (i) the claims and interests of the ABL Secured Parties and the Noteholder Secured Parties will not be “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, (ii) the grants of the Liens to secure the ABL Debt and the grants of the Liens to secure the Noteholder Debt will constitute two separate and distinct grants of Liens, (iii) the ABL Secured Parties’ rights in the ABL Collateral will be fundamentally different from the Noteholder Secured Parties’ rights in the ABL Collateral and (iv) as a result of the foregoing, among other things, the ABL Debt and the Noteholder Debt shall be separately classified in any plan of reorganization proposed or adopted in any Insolvency or Liquidation Proceeding.
Asset Dispositions.

Until the Discharge of Priority Debt has occurred, the Collateral Agent, for itself and on behalf of the other Noteholder Secured Parties, has agreed that, in the event of any Insolvency or Liquidation Proceeding, the Noteholder Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion to any sale, lease, license, exchange, transfer or other disposition of any ABL Collateral free and clear of the Liens of Collateral Agent and the other Noteholder Secured Parties or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law and shall be deemed to have consented to any such any sale, lease, license, exchange, transfer or other disposition of any ABL Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the ABL Lender; provided that the proceeds of such sale, lease, license, exchange, transfer or other disposition of any

ABL Collateral to be applied to the ABL Debt or the Noteholder Debt are applied in accordance with “- Application of Proceeds” above. Nothing in the Intercreditor Agreement shall prevent the Collateral Agent or the Noteholder Secured Parties from taking Permitted Actions or action permitted under the Intercreditor Agreement to unsecured creditors.
Preference Issues.

If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Priority Debt previously made shall be rescinded for any reason whatsoever, then the First Priority Debt shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, the Intercreditor Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the ABL Secured Parties and the Noteholder Secured Parties provided for therein.
If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the Noteholder Debt previously made shall be rescinded for any reason whatsoever and the Discharge of Priority Debt shall, subject to (for the avoidance of doubt) the paragraph above, have occurred, then the Noteholder Debt shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, the Intercreditor Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Noteholder Secured Parties and any Person that holds ABL Excess Debt provided for in the Intercreditor Agreement solely with respect to any ABL Excess Claims and for the avoidance of doubt, not with respect to any First Priority Debt.
Certain Waivers as to Section 1111(b)(2) of the Bankruptcy Code.

The Collateral Agent, for itself and on behalf of the other Noteholder Secured Parties, has waived any claim any Noteholder Secured Party may hereafter have against any ABL Secured Party arising out of the election by any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law. The ABL Lender, for itself and on behalf of the other ABL Secured Parties, has waived any claim any ABL Secured Party may hereafter have against any Noteholder Secured Party arising out of the election by any Noteholder Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law.
Postponement of Subrogation.

The Collateral Agent has agreed that no payment or distribution to any ABL Secured Party pursuant to the provisions of the Intercreditor Agreement shall entitle any Noteholder Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Priority Debt shall have occurred. Following the Discharge of Priority Debt, the Intercreditor Agreement provides that the ABL Lender will execute such documents, agreements, and instruments as the Collateral Agent or any Noteholder Secured Party may reasonably request to evidence the transfer by subrogation to any the Collateral Agent, for the benefit of the Noteholder Secured Parties, of an interest in the First Priority Debt resulting from payments or distributions to such ABL Secured Party by such Person, so long as all reasonable costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such ABL Secured Party are paid by such Person upon request for payment thereof. Noteholder Secured Parties have waived any and all rights to have any ABL Collateral or any part thereof granted to or held by ABL Lender marshaled upon any foreclosure or other disposition of such ABL Collateral by ABL Lender or any Liggett Guarantor with the consent of ABL Lender and ABL Secured Parties have waived any and all rights to have any ABL Collateral or any part thereof granted to or held by Collateral Agent or any other Noteholder Secured Party marshaled upon any foreclosure or other disposition of such ABL Collateral by Collateral Agent or any Noteholder Secured Party or any Liggett Guarantor with the consent of Noteholder Secured Parties, in each case subject to the other terms of the Intercreditor Agreement.
Purchase Option

Exercise of Option.

The Intercreditor Agreement also provides that on or after the occurrence and during the continuance of an ABL Event of Default and either the acceleration of all of the ABL Debt or the receipt by Collateral Agent of written notice from ABL Lender of its intention to commence a Lien Enforcement Action as provided in “- Purchase Option - Notice from ABL Lender Prior to Lien Enforcement Action” below, the Noteholder Secured Parties shall have the option at any time within ninety (90) days of such acceleration or written notice, upon five (5) business days’ prior written notice by Collateral Agent to ABL Lender, to purchase all (but not less than all) of the ABL Debt from the ABL Secured Parties. Such notice from Collateral Agent to ABL Lender shall be irrevocable.

Purchase and Sale.

On the date specified by Collateral Agent in the notice referred to in “- Purchase Option - Exercise of Option” above (which shall not be less than five (5) business days, nor more than twenty (20) days, after the receipt by ABL Lender of the notice from Collateral Agent of its election to exercise such option), ABL Secured Parties shall, subject to any required approval of any court or other regulatory or governmental authority then in effect (the time to obtain any such approval shall extend the proposed date of sale and purchase), if any, sell to Noteholder Secured Parties, and Noteholder Secured Parties shall purchase from ABL Secured Parties, all of the ABL Debt. Notwithstanding anything to the contrary contained in the Intercreditor Agreement, in connection with any such purchase and sale, ABL Secured Parties shall retain all rights under the ABL Documents to be indemnified or held harmless by the ABL Loan Parties in accordance with the terms thereof.
Payment of Purchase Price.

Upon the date of such purchase and sale, Noteholder Secured Parties shall (i) pay to ABL Lender for the account of the ABL Secured Parties as the purchase price therefore the full amount of all of the ABL Debt then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses), (ii) furnish cash collateral to ABL Lender in such amounts as ABL Lender determines is reasonably necessary to secure ABL Secured Parties in connection with any issued and outstanding letters of credit issued under the ABL Documents (but not in any event in an amount greater than one hundred five (105%) percent of the aggregate undrawn face amount of such letters of credit) (ABL Lender will agree to refund this cash collateral to the Noteholder Secured Parties to the extent any letter of credit expires or is terminated or any amount is reimbursed from other sources), and (iii) agree to reimburse ABL Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the ABL Debt, and/or as to which ABL Secured Parties have not yet received final payment.
Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of ABL Lender as ABL Lender may designate in writing to Collateral Agent for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by Noteholder Secured Parties to the bank account designated by ABL Lender are received in such bank account prior to 12:00 noon, New York City time and interest shall be calculated to and including such business day if the amounts so paid by Noteholder Secured Parties to the bank account designated by ABL Lender are received in such bank account later than 12:00 noon, New York City time.
Representations Upon Purchase and Sale.

Such purchase shall be expressly made without representation or warranty of any kind by ABL Secured Parties as to the ABL Debt, the ABL Collateral or otherwise and without recourse to ABL Secured Parties, except that each ABL Secured Party shall represent and warrant, severally, as to it: (i) the amount of the ABL Debt being purchased from it are as reflected in the books and records of such ABL Secured Party (but without representation or warranty as to the collectability, validity or enforceability thereof), (ii) that such ABL Secured Party owns the ABL Debt being sold by it free and clear of any liens or encumbrances and (iii) such ABL Secured Party has the right to assign the ABL Debt being sold by it and the assignment is duly authorized.
Upon the purchase by Noteholder Secured Parties of the ABL Debt, Noteholder Secured Parties agree to indemnify and hold ABL Secured Parties harmless from and against all loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) suffered or incurred by ABL Secured Parties arising from or in any way relating to acts or omissions of Collateral Agent or any of the other Noteholder Secured Parties after the purchase. Subject to the foregoing, ABL Secured Parties shall execute and deliver such instruments of transfer and other documents as shall be necessary or desirable to fully vest title to the ABL Debt in the Noteholder Secured Parties (or their designee) and to effectively transfer all Liens securing the ABL Debt to the Noteholder Secured Parties (or their designee).
Notice from ABL Lender Prior to Lien Enforcement Action.

ABL Lender has agreed that it will give Collateral Agent ten (10) business days’ prior written notice of its intention to commence a Lien Enforcement Action. In the event that during such ten (10) business day period, Collateral Agent shall send to ABL Lender the irrevocable notice of the intention of the Noteholder Secured Parties to exercise the purchase option given by ABL Secured Parties to Noteholder Secured Parties under “- Purchase Option,” ABL Secured Parties shall not commence any foreclosure or other action to sell or otherwise realize upon the ABL Collateral, provided, that, the purchase and sale with respect to the ABL Debt provided for herein shall have closed within thirty (30) business days thereafter and ABL Secured Parties shall have received final payment in full of the ABL Debt as provided for herein within such thirty (30) business day period.

Certain Definitions used in the Intercreditor Agreement

“ABL Documents” shall mean, collectively, the Liggett Credit Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Liggett Guarantor to, with or in favor of any ABL Secured Party in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the ABL Debt) in accordance with the terms of the Intercreditor Agreement.
“ABL Debt” shall mean all “Obligations” as such term is defined in the Liggett Credit Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Liggett Guarantor to any ABL Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the ABL Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the ABL Documents or after the commencement of any case with respect to any Liggett Guarantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.
“ABL Event of Default” shall mean any “Event of Default” as defined in the Liggett Credit Agreement.
“ABL Lender” shall mean, collectively, Wells Fargo Bank, National Association and any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the ABL Debt or is otherwise party to the ABL Documents as a lender in accordance with the terms of the Intercreditor Agreement.
“ABL Loan Parties” shall mean, collectively, (i) Liggett Group LLC, (ii) 100 Maple LLC and (iii) their respective successors and permitted assigns.
“ABL Secured Parties” shall mean, collectively, (i) the ABL Lender, (ii) the issuing bank or banks of letters of credit or similar instruments under the Liggett Credit Agreement, (iii) each other person to whom any of the ABL Debt (including ABL Debt constituting Bank Product Obligations) is owed and (iv) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “ABL Secured Party”.
“Bank Product Obligations” shall mean Cash Management Obligations and Hedging Obligations.
“Cash Management Obligations” shall mean, with respect to any Liggett Guarantor, the obligations of such Liggett Guarantor in connection with (i) credit cards or (ii) cash management or related services, including (1) the automated clearinghouse transfer of funds or overdrafts or (2) controlled disbursement services.
“DIP Financing” shall have the meaning set forth above in “- Bankruptcy Financing.”
“Discharge of ABL Debt” shall mean (i) the termination or expiration of the commitments of ABL Lender and the financing arrangements provided by ABL Lender to the ABL Loan Parties under the ABL Documents, except to the extent otherwise provided above in “- Application of Proceeds” and “- Turnover,” the payment in full in cash of the ABL Debt (other than (1) the ABL Debt described in clause (c) of this definition, (2) contingent indemnification obligations as to which no claim has been made and (3) obligations under agreements with ABL Secured Parties which continue notwithstanding the termination of the commitments and repayment of the ABL Debt described herein), and (ii) payment in full in cash of cash collateral, or at ABL Lender’s option, the delivery to ABL Lender of a letter of credit payable to ABL Lender, in either case as required under the terms of the Liggett Credit Agreement, in respect of letters of credit issued under the ABL Documents and Bank Product Obligations.
“Discharge of Priority Noteholder Debt” shall mean, except to the extent otherwise provided above in “- Application of Proceeds” and “- Turnover,” the final payment in full in cash of the Noteholder Debt.
“Discharge of Priority Debt” shall mean, except to the extent otherwise provided above in “- Application of Proceeds” and “- Turnover,” the final payment in full in cash of the First Priority Debt (other than as described in the definition of Discharge of ABL Debt).
“Excess ABL Debt” means ABL Debt which does not constitute First Priority Debt.
“First Priority Debt” means ABL Debt to the extent it constitutes Maximum Priority ABL Debt.

“Insolvency or Liquidation Proceeding” shall mean (i) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Liggett Guarantor, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Liggett Guarantor or with respect to any of their respective assets, (iii) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any or all of its assets or properties, (iv) any liquidation, dissolution, reorganization or winding up of any Liggett Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (v) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Liggett Guarantor.
“Lien Enforcement Action” shall mean (i) any action by any ABL Secured Party or Noteholder Secured Party to foreclose on the Lien of such Person in all or a material portion of the ABL Collateral or exercise any right of repossession, levy, attachment, setoff or liquidation against all or a material portion of the ABL Collateral, (ii) any action by any ABL Secured Party or Noteholder Secured Party to take possession of, sell or otherwise realize (judicially or non-judicially) upon all or a material portion of the ABL Collateral (including, without limitation, by setoff), (iii) any action by any ABL Secured Party or Noteholder Secured Party to facilitate the possession of, sale of or realization upon all or a material portion of the ABL Collateral including the solicitation of bids from third parties to conduct the liquidation of all or any material portion of the ABL Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the ABL Collateral, (iv) the commencement by any ABL Secured Party or Noteholder Secured Party of any legal proceedings against or with respect to all or a material portion of the ABL Collateral to facilitate the actions described in (i) through (iii) above, or (v) any action to seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of all or a material portion of the ABL Collateral, or any proceeds thereof. For the purposes of this definition, (1) the notification of account debtors to make payments to ABL Lender shall constitute a Lien Enforcement Action if and only if such action is coupled with an action to take possession of all or a material portion of the ABL Collateral or the commencement of any legal proceedings or actions against or with respect to the ABL Loan Parties of all or a material portion of the ABL Collateral, and (2) a material portion of the ABL Collateral shall mean ABL Collateral having a value in excess of $10,000,000.
“Maximum Priority ABL Debt” shall mean, as of any date of determination, (i) principal of the ABL Debt (including undrawn amounts under any letters of credit issued under the ABL Documents) up to $65,000,000 in the aggregate at any one time outstanding, plus (ii) any interest on such amount (and including, without limitation, any interest which would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), plus (iii) the Maximum Priority Cash Management Obligations, plus (iv) the Maximum Priority Hedging Obligations, plus (v) any fees, costs, expenses and indemnities payable under any of the ABL Documents (and including, without limitation, any fees, costs, expenses and indemnities which would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding) minus (vi) the amount of all permanent reductions in the commitments under the ABL Documents and minus (vii) the amount of all permanent repayments of ABL Debt to the extent such repayments result in a reduction of the commitments under the ABL Documents.
“Maximum Priority Cash Management Obligations” shall mean, as of any date of determination, the amount of the ABL Debt constituting Cash Management Obligations outstanding on such date, up to $5,000,000 in the aggregate at any one time outstanding.
“Maximum Priority Hedging Obligations” shall mean, as of any date of determination, the amount of the ABL Debt constituting Hedging Obligations outstanding on such date, up to $5,000,000 in the aggregate at any one time outstanding.
“Noteholder Debt” shall mean all Obligations, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by the Company or any of the Guarantors to any Noteholder Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Noteholder Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Noteholder Documents or after the commencement of any case with respect to the Company or any Guarantors under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.
“Noteholder Secured Parties” shall mean, collectively, (i) the trustee, solely in its capacity as trustee under the indenture and the other Noteholder Documents, (ii) each holder of any note or notes, solely in its capacity as such holder, and each other person to whom any of the Noteholder Debt is transferred or owed, solely in its capacity as such, (iii) the Collateral Agent, and (iv) the successors, replacements and assigns of each of the foregoing; sometimes being referred to above in “- Intercreditor Agreement” individually, as a “Noteholder Secured Party.”

“Permitted Actions” shall mean any of the following: (i) in any Insolvency or Liquidation Proceeding, filing a proof of claim or statement of interest with respect to the Noteholder Debt or Excess ABL Debt, as the case may be; (ii) taking any action to preserve or protect the validity, enforceability, perfection or priority of the Liens securing the Noteholder Debt or the Excess ABL Debt, as the case may be, provided that no such action is, or could reasonably be expected to be, (1) as to any action by any Noteholder Secured Party, adverse to the Liens securing the First Priority Debt or the rights of the ABL Lender or any other ABL Secured Party to exercise remedies in respect thereof to the extent not expressly prohibited by this Agreement, (2) as to any action by any ABL Secured Party, adverse to the Liens securing the Noteholder Debt or the rights of the Collateral Agent or any other Noteholder Secured Party to exercise remedies in respect thereof to the extent not expressly prohibited by the Intercreditor Agreement, or (3) otherwise inconsistent with the terms of the Intercreditor Agreement, including the automatic release of Liens provided in “- Release of Liens”; (iii) filing any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Noteholder Secured Parties or the claims of the ABL Secured Parties with respect to Excess ABL Debt, including any claims secured by the ABL Collateral or otherwise making any agreements or filing any motions pertaining to the Noteholder Debt or Excess ABL Debt, in each case, to the extent not inconsistent with the terms of the Intercreditor Agreement; (iv) exercising rights and remedies as unsecured creditors, as further provided in the Intercreditor Agreement; and (v) the enforcement by the Collateral Agent and the Noteholder Secured Parties of any of their rights and exercise any of their remedies with respect to the ABL Collateral after the termination of the Standstill Period (as defined in “- Exercise of Rights and Remedies; Standstill”) or the enforcement by the ABL Lender or the ABL Secured Parties of any of their rights and exercise of any of their remedies with respect to the ABL Collateral after Discharge of Priority Noteholder Debt.
“Qualified Financier” shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $500,000,000; provided that such bank is acting through a branch or agency located in the United States, and (iii) a commercial finance company, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
Collateral Documents

The Guarantors and the Collateral Agent have entered into one or more Collateral Documents granting in favor of the Collateral Agent for the benefit of the holders of the notes Liens on the Collateral securing the Note Guarantees.
Whether prior to or after the First Priority Debt has been paid in full, assets included in the Collateral may be released from the Liens securing the Note Guarantees under any one or more of the following circumstances:

1.
the sale, lease, sublease, license, sublicense, conveyance or other disposition of products, services, inventory, or accounts receivable and related assets (including participations therein) in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition, and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business or any other property that is uneconomic or no longer useful to the conduct of the business of the Company or the Guarantors, which such transactions are expressly permitted under the indenture;

2.
as to any Collateral that is sold, transferred or otherwise disposed of by such Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Guarantor in a transaction or other circumstance that complies with the provisions of the indenture described below under “Certain Covenants - Asset Sales” and is permitted by the Noteholder Documents, and, if the First Priority Debt has not been paid in full, the ABL Documents (as defined above under “-Intercreditor Agreement”); provided that such Liens will not be released if such sale or disposition is subject to the covenant described below under “Certain Covenants - Merger, Consolidation or Sale of Assets”;

3.	if any Guarantor is released from its Note Guarantee, that Guarantor’s assets will also be released from the Liens securing the Note Guarantee;

4.	with the consent of the holders of the requisite percentage of notes in accordance with the provisions of the indenture described below under “- Amendment, Supplement and Waiver”; or

5.	if required in connection with certain foreclosure actions by the ABL Lender in respect of First Priority Debt in accordance with the terms of the Intercreditor Agreement.
The Liens on all Collateral that secure the Note Guarantees also may be released:

1.	upon a Legal Defeasance or Covenant Defeasance of the notes as described below under “- Legal Defeasance and Covenant Defeasance”;

2.	upon satisfaction and discharge of the indenture described below under “- Satisfaction and Discharge”; or

3.
upon payment in full and discharge of all notes outstanding under the indenture and all Obligations that are outstanding, due and payable under the indenture at the time the notes are paid in full and discharged.

Optional Redemption

The Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	105.813%
2017	103.875%
2018	101.938%
2019 and thereafter	100%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.
Mandatory Redemption; Open Market Purchases

The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes. The Company may at any time and from time to time purchase notes in the open market or otherwise provided any such purchase does not otherwise violate the provisions of the indenture.
Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

1.	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

2.	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

3.
deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “- Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the Change of Control Offer. Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled.
The definition of Change of Control as used in the indenture includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.
The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions.
Asset Sales

Other than as set forth below, neither the Company nor any Guarantor will consummate an Asset Sale unless:

1.
The Company or the Guarantor, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

2.	at least 75% of the consideration received in the Asset Sale by the Company or such Guarantor is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

A.
any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Guarantor (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Guarantor from further liability;

B.
any securities, notes or other obligations received by the Company or any such Guarantor from such transferee that are, subject to ordinary settlement periods, converted by the Company or such Guarantor into cash within 90 days of such Asset Sale, to the extent of the cash received in that conversion; and

C.	any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Collateral, the Company (or the applicable Guarantor, as the case may be) may apply such Net Proceeds at its option:

1.	to repay Indebtedness and other Obligations under the Liggett Credit Agreement and correspondingly reduce commitments with respect thereto;

2.
to acquire all or substantially all of the assets of, or any Capital Stock of, another business, if, after giving effect to any such acquisition of Capital Stock, the business is or becomes a Guarantor;

3.	to make a capital expenditure; or

4.	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the conduct of the Company’s or any Guarantor’s business.
Notwithstanding the above, the Company may consummate any Asset Sale with respect to assets other than Equity Interests in, or assets of, any Guarantor without complying with the provisions of this covenant.
With respect to an Asset Sale that constitutes a Sale of Collateral, within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Collateral, the Guarantor that owned those assets, as the case may be, may apply those Net Proceeds to purchase other long-term assets that would constitute Collateral or to repay First Priority Debt and, if such First Priority Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto.
Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.
Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, within five days thereof, the Company will make an Asset Sale Offer to all holders of Parity Lien Debt and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Parity Lien Debt and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to percentages corresponding to the applicable optional redemption price in effect on the repurchase date and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of Parity Lien Debt and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Parity Lien Debt and other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.
The Liggett Credit Agreement and the agreements governing the Company’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. The exercise by the holders of notes of their right to require the Company to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company. In the event a Change of Control or Asset Sale occurs at a time when the Company is unable to the purchase notes due to such conditions or financial effects, the Company could attempt to refinance the borrowings that contain such conditions or cause or contribute to such financial effects or obtain a waiver or consent with respect to such conditions. If the Company does not obtain such a waiver or consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In that case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other Indebtedness. Finally, the Company’s ability to pay cash to the holders of notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors - Risks Relating to the Notes and Our Indebtedness - Our ability to purchase the notes with cash at your option upon a change of control may be limited.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata or by lot basis unless otherwise required by law, DTC’s procedures or applicable stock exchange requirements.
No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.
If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.
Certain Covenants

Restricted Payments

Neither the Company nor any Guarantor will, directly or indirectly:

1.
declare or pay any dividend or make any other payment or distribution on account of the Company’s or such Guarantor’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Guarantor) or to the direct or indirect holders of the Company’s or any such Guarantor’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or any other payments or distributions payable to the Company or a Guarantor);

2.	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

3.
make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of the Guarantors), except a payment of interest or principal at the Stated Maturity thereof; or

4.	make any Restricted Investment
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless at the time of such Restricted Payment, the Company’s Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available is no less than $75.0 million, provided that the Company shall not be permitted to make any distribution or dividend of any Equity Interests in, or non-cash assets of, any Guarantor.
The preceding provisions will not prohibit:

1.
the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of the indenture;

2.
so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company;

3.
so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

4.	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Guarantor to the holders of its Equity Interests on a pro rata basis;

5.
the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities;

6.
so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Guarantor issued on or after the date of the indenture in accordance with the Leverage Ratio and Secured Leverage Ratio tests described below under the caption “- Incurrence of Indebtedness and Issuance of Preferred Stock”; and

7.	the distribution of the Equity Interests of Eve to the Company in order to contribute such Equity Interests to Vector Tobacco, provided that Eve shall remain a Guarantor.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Guarantor, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.
Incurrence of Indebtedness and Issuance of Preferred Stock

Neither the Company nor any Guarantor will, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and none of the Guarantors will issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Leverage Ratio and the Secured Leverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been no greater than 3.0 to 1.0 in respect of the Leverage Ratio and 1.5 to 1.0 in respect of the Secured Leverage Ratio, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four quarter period.
The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

1.
the incurrence by the Company and any of the Guarantors of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) not to exceed $60.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of the Guarantors since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “- Repurchase at the Option of Holders - Asset Sales;”

2.	the incurrence by the Company and the Guarantors of the Existing Indebtedness;

3.
the incurrence by the Company and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

4.
the incurrence by the Company or any of the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) and (4) of this paragraph;

5.	the incurrence by the Company or any of the Guarantors of intercompany Indebtedness between or among the Company and any of the Guarantors; provided, however, that:

A.	any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and

B.
any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Guarantor, as the case may be, that was not permitted by this clause (5);

6.	the issuance by any of the Guarantors to the Company or to any of the Guarantors of shares of preferred stock; provided, however, that:

A.	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Guarantor; and

B.
any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Guarantor, will be deemed, in each case, to constitute an issuance of such preferred stock by such Guarantor that was not permitted by this clause (6);

7.
the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

8.
the incurrence by the Company or any of the Guarantors of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds, appeal or other similar bonds in the ordinary course of business, and in any such case any reimbursement obligations in connection therewith;

9.
the incurrence by the Company or any of the Guarantors of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

10.
the incurrence by the Company or any of the Guarantors of Indebtedness represented by Capital Lease Obligations, purchase money obligations or other obligations, in each case incurred for the purpose of financing all or any part of the purchase price, cost or value of any equipment used in the business of the Company or any of the Guarantors, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (10), not to exceed $10.0 million at any time outstanding;

11.	the incurrence by the Company or any of the Guarantors of Hedging Obligations;

12.
indebtedness of the Company or any of the Guarantors to the extent the net proceeds thereof are promptly deposited to defease or satisfy and discharge all outstanding notes in full as described below under “- Legal Defeasance and Covenant Defeasance” and “- Satisfaction and Discharge”;

13.
obligations of the Company and any of the Guarantors arising from agreements of the Company or a Guarantor providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indenture, other than Guarantees by the Company or any Guarantor of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition; provided, however, that the maximum aggregate liability in respect of all such obligations shall not exceed the gross proceeds, including the fair market value as determined in good faith by the Board of Directors of the Company of non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and the Guarantors in connection with such disposition; or

14.
obligations of the Company and any of the Guarantors arising from the entering into, maintaining or disposing of, Core Investments, including, without limitation, purchasing of any Core Investment on margin, any capital call obligations, make-well arrangements, hedging obligations of any nature or any obligations regarding a short position in any of such Core Investments.

The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Indebtedness permitted by this covenant need not be permitted by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Guarantor may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
The amount of any Indebtedness outstanding as of any date will be:

1.	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

2.	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

3.	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

A.	the Fair Market Value of such assets at the date of determination; and

B.	the amount of the Indebtedness of the other Person.
Liens

Neither the Company nor any Guarantor will, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.
Dividend and Other Payment Restrictions Affecting Subsidiaries

Neither the Company nor any Guarantor will, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Guarantor to:

1.
pay dividends or make any other distributions on its Capital Stock to the Company or any Guarantor, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any Guarantor;

2.	make loans or advances to the Company or any of the Guarantors; or

3.	sell, lease or transfer any of its properties or assets to the Company or any Guarantor.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

1.
agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

2.	the indenture, the notes, the Note Guarantees and the Collateral Documents;

3.	applicable law, rule, regulation or order;

4.
any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of the Guarantors as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

5.
customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business or that restrict the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract;

6.
purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

7.	any agreement for the sale or other disposition of a Guarantor that restricts distributions by that Guarantor pending the sale or other disposition;

8.
Permitted Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced as determined in good faith by the Board of Directors of the Company;

9.	Liens permitted to be incurred under the provisions of the covenant described above under the caption “- Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

10.
provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

11.	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

12.
provisions limiting the disposition or distribution of assets in joint venture agreements entered into (i) in the ordinary course of business or (ii) with the approval of the Company’s or the Guarantor’s Board of Directors or chief financial officer, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

13.	net worth provisions in leases and other agreements entered into by the Company or any Guarantor in the ordinary course of business; or

14.
agreements governing Indebtedness permitted to be incurred pursuant to the covenant described under “- Incurrence of Indebtedness and Issuance of Preferred Stock”; provided, that the Board of Directors of the Company determines in good faith (such determination to be evidenced by a resolution of the Board of Directors) that such encumbrances and restrictions are not materially more restrictive, taken as a whole, than those in agreements in the Liggett Credit Agreement (as in effect on the date of the indenture) and would not reasonably be expected to impair the ability of the Company to make payments of interest and scheduled payments of principal on the notes, in each case as and when due, or to impair any Guarantor’s ability to honor its Note Guarantee.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and the Guarantors taken as a whole, in one or more related transactions, to another Person, unless:

1.
either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) a limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia that has a wholly-owned Subsidiary that is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, which corporation becomes a co-issuer of the notes pursuant to a supplemental indenture duly and validly executed by the trustee;

2.
the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the notes, the indenture, the registration rights agreement and the Collateral Documents pursuant to agreements reasonably satisfactory to the trustee;

3.	immediately after such transaction, no Default or Event of Default exists; and

4.
the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio and Secured Leverage Ratio tests set forth in the first paragraph of the covenant described above under the caption “- Incurrence of Indebtedness and Issuance of Preferred Stock.”

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and the Guarantors taken as a whole, in one or more related transactions, to any other Person.
This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

1.	a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

2.
any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any of the Guarantors that are not any of the Liggett Guarantors.

Notwithstanding the foregoing, the Company shall not consolidate or merge with or into any of the Liggett Guarantors, nor sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and the Guarantors taken as a whole, in one or more transactions, to any of the Liggett Guarantors.
Transactions with Affiliates

Except as set forth in the last paragraph of this covenant below, neither the Company nor any Guarantor will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

1.
the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Guarantor than those that would have been obtained in a comparable transaction by the Company or such Guarantor with an unrelated Person; and

2.	the Company delivers to the trustee:

A.
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate

Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of the Company; and

B.
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Guarantor of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

1.
any consulting or employment agreement or arrangement, employee benefit plan, officer indemnification agreement or any similar arrangement entered into by the Company or any of the Guarantors and payments pursuant thereto;

2.	transactions between or among the Company and/or the Guarantors;

3.
transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Guarantor, an Equity Interest in, or controls, such Person;

4.
payment of reasonable directors’ fees (including the issuance of restricted stock) to directors of the Company and other reasonable compensation, benefits and indemnities paid or provided by the Company to the directors of the Company in their capacities as directors;

5.
any sale, grant, award or issuance of Equity Interests (other than Disqualified Stock) of the Company, including the exercise of options and warrants, to Affiliates, officers, directors or employees of the Company;

6.	Restricted Payments that do not violate the provisions of the indenture described above under the caption “- Restricted Payments”;

7.	loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

8.	Permitted Investments; and

9.	Accelerated Note Conversions.
If on the date of any Affiliate Transaction (other than an Affiliate Transaction between any of the Liggett Guarantors and any Affiliate of the Company other than the Company or another Guarantor) the Company’s Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available is no less than $75.0 million, the provisions of this covenant shall not apply to the consummation of such Affiliate Transaction.
Additional Note Guarantees

If the Company or any of the Guarantors acquires or creates another Domestic Subsidiary after the date of the indenture (i) engaged directly or indirectly in the cigarette businesses or (ii) that is or becomes a borrower, obligor or guarantor under the Liggett Credit Agreement, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and, in the case of (ii), Collateral Documents consistent with those entered into by the Liggett Guarantors, and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which it was acquired or created.
Unrestricted Subsidiaries

In no event may the business operated by Liggett Group LLC on the date of the indenture be transferred to or held by an Unrestricted Subsidiary.
Limitation on Sale and Leaseback Transactions

Neither the Company nor any Guarantor will enter into any sale and leaseback transaction; provided that the Company or a Guarantor may enter into a sale and leaseback transaction if:

1.
the Company or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Leverage Ratio and Secured Leverage Ratio tests in the first paragraph of the covenant described above under the caption “- Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “- Liens;”

2.
the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

3.
the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “- Repurchase at the Option of Holders - Asset Sales.”

Payments for Consent

Neither the Company nor any Guarantor will, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture, the Collateral Documents or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

1.	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

2.	all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.
If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.
To the extent required by the SEC, the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Guarantors separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
In addition, the Company and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

1.	default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the notes;

2.	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes, or default in the payment when due of a Change of Control Payment;

3.
failure by the Company or any of the Guarantors for 30 days after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the provisions described under the captions “- Repurchase at the Option of Holders - Asset Sales,” “- Certain Covenants - Restricted Payments” and “- Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock;”

4.
failure by the Company or any of the Guarantors for 60 days after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture or the Collateral Documents;

5.
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Guarantors (or the payment of which is guaranteed by the Company or any of the Guarantors), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

A.
is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

B.
results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more and such acceleration is not annulled within 30 days thereof or such payment default continues for 30 days;

6.
failure by the Company or any of the Guarantors to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10 million (net of any amounts as to which a reputable and solvent third party insurer has accepted full coverage), which judgments are not paid, discharged, bonded or stayed for a period of 60 days;

7.
breach by the Company or any of the Guarantors of any material representation or warranty or agreement in the Collateral Documents, and such failure shall continue for a period of 60 days after written notice to the Company by the trustee, the Collateral Agent or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class;

8.
the repudiation by the Company or any of the Guarantors of any of its obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Company or any of the Guarantors for any reason;

9.
except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

10.
certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of the Guarantors that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Guarantor of the Company that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Liquidated Damages, if any.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

1.	such holder has previously given the trustee notice that an Event of Default is continuing;

2.	holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

3.	such holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

4.	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

5.	holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.
The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the notes.
In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.
The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the notes, the indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

1.
the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such notes when such payments are due from the trust referred to below;

2.
the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

3.	the rights, powers, trusts, duties and immunities of the trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

4.	the Legal Defeasance and Covenant Defeasance provisions of the indenture.
In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “- Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.
In order to exercise either Legal Defeasance or Covenant Defeasance:

1.
the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

2.
in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

3.
in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

4.
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

5.
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

6.
the Company must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

7.
the Company must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Collateral Release Mechanisms

The Collateral will be released from the Liens securing the Note Guarantees, as provided under the caption “- Security,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.
Compliance with Trust Indenture Act

The indenture provides that the Company will comply with the provisions of TIA §314.
To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities subject to the Lien of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.
Further Assurances; Insurance

The indenture and the Collateral Documents provide that the Company and each of the Guarantors providing security for their Note Guarantees will do or cause to be done all acts and things that may be reasonably required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Parity Lien Obligations, duly created and enforceable and perfected Parity Liens upon the Collateral (including any categories of property or assets that are included as Collateral under the Collateral Documents or otherwise become Collateral after the notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Intercreditor Agreement and the Collateral Documents.
Upon the reasonable request of the Collateral Agent or the trustee at any time and from time to time, the Company and each of the applicable Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Collateral Documents for the benefit of the holders of Parity Lien Obligations, including any real property acquired by Pledgors in the future that has a Fair Market Value in excess of $5.0 million.
The Company and the applicable Guarantors will:

1.	keep their properties adequately insured at all times by financially sound and reputable insurers;

2.
maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

3.	maintain such other insurance as may be required by law;

4.
maintain title insurance on all real property Collateral insuring the Collateral Agent’s Parity Lien on that property, subject only to Permitted Prior Liens and other exceptions to title approved by the Collateral Agent; and

5.	maintain such other insurance as may be required by the Collateral Documents.
Upon the request of the Collateral Agent, the Company and the Guarantors will furnish to the Collateral Agent full information as to their property and liability insurance carriers. Holders of Parity Lien Obligations, as a class, will be named as additional insureds, with a waiver of subrogation, on all insurance policies of the applicable Guarantors and the Collateral Agent will be named as loss payee, with 30 days’ notice of cancellation or material change, on all property and casualty insurance policies of the applicable Guarantors.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, and subject to the Intercreditor Agreement, each of the indenture, the Collateral Documents, the Intercreditor Agreement, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the Collateral Documents, the Intercreditor Agreement or the notes or the Note Guarantees, subject to the Intercreditor Agreement, may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). None of the indenture, the notes or the Collateral Documents may be amended, modified or supplemented in any way that would contravene the provisions of the Intercreditor Agreement.
Without the consent of each holder of notes affected, or, in the case of clauses (8) and (9) below only, with the consent of at least 95% in aggregate principal amount of the notes then outstanding, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

1.	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

2.
reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “- Repurchase at the Option of Holders”);

3.	reduce the rate of or change the time for payment of interest, including default interest, on any note;

4.
waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

5.	make any note payable in money other than that stated in the notes;

6.
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the notes;

7.	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “- Repurchase at the Option of Holders”);

8.	release all or substantially all of the Collateral from the Liens securing the Note Guarantees;

9.
release any Guarantor from any of its obligations under its Guarantee or the indenture if the assets or properties of that Guarantor constitute all or substantially all of the Collateral, except in accordance with the terms of the indenture and the Intercreditor Agreement; or

10.	make any change in the preceding amendment and waiver provisions.
Notwithstanding the preceding and subject to the Intercreditor Agreement, without the consent of any holder of notes, the Company, the Guarantors and the trustee may amend or supplement the indenture, the Collateral Documents, the Intercreditor Agreement, the notes or the Note Guarantees:

1.	to cure any ambiguity, defect or inconsistency;

2.	to provide for uncertificated notes in addition to or in place of certificated notes;

3.
to provide for the assumption of the Company’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

4.	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

5.	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

6.
to conform the text of the indenture, the Note Guarantees, the Collateral Documents or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees, the Collateral Documents or the notes;

7.	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

8.	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes; or

9.
to make, complete or confirm any grant of Collateral permitted or required by the indenture or any of the Collateral Documents or any release of Collateral that becomes effective as set forth in the indenture or any of the Collateral Documents.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

1.	either:

A.
all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been irrevocably deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

B.
all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and noncallable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

2.
no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

3.	the Company or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

4.
the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
The Collateral will be released from the Liens securing Note Guarantees in accordance with the provisions set forth above under the caption “- Collateral Documents.”
Concerning the Trustee

If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture, the Intercreditor Agreement and the Collateral Documents without charge by writing to Vector Group Ltd., 4400 Biscayne Boulevard, 10th floor, Miami, Florida 33137, Attn: Investor Relations.
Book-Entry, Delivery and Form

The New Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes” and each individually, a “Global Note”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “- Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised the Company that, pursuant to procedures established by it:

1.	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and

2.
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

As long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the notes represented by such Global Note for all purposes under the indenture and the notes. Except in the limited circumstances described below under “- Exchanges of Book-Entry Notes for Certificated Notes,” owners of beneficial interests in a Global Note will not be entitled to have portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders of the Global Note (or any notes presented thereby) under the indenture or the notes. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures (in addition to those under the indenture referred to herein). In the event that owners of beneficial interests in a Global Note become entitled to receive notes in definitive form, such notes will be issued only in registered form in denominations of U.S. $2,000 and integral multiples of $1,000 in excess thereof.
All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. None of the Company, the guarantors, the trustee or any of their respective agents will have any responsibility or liability for:

1.
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

2.	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
Beneficial interests in the Global Notes will trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

1.
DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

2.	the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

3.	there has occurred and is continuing a Default or Event of Default with respect to the notes.
In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures.
Same Day Settlement and Payment

The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
“100 Maple LLC” means 100 Maple LLC, a Delaware limited liability company.
“ABL Lender” has the meaning set forth in the Intercreditor Agreement.
“Accelerated Note Conversion” means the conversion in advance of the scheduled conversion by their terms of any convertible debt securities issued by the Company that are held by Affiliates of the Company, in exchange for the payment by the Company to such Affiliates of accrued interest and additional Equity Interests in the Company (other than Disqualified Stock).
“Acquired Debt” means, with respect to any specified Person:

1.
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Guarantor of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Guarantor of, such specified Person; and

2.	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Asset Sale” means:

1.
the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and the Guarantors taken as a whole will be governed by the provisions of the indenture described above under the caption “- Repurchase at the Option of Holders - Change of Control” and/or the provisions described above under the caption “- Certain Covenants - Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

2.	the issuance or sale of Equity Interests in any of the Guarantors.
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

1.	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $3.0 million;

2.	a transfer of assets between or among the Company and the Guarantors;

3.	an issuance of Equity Interests by a Guarantor to the Company or to another Guarantor;

4.
the sale, lease, sublease, license, sublicense, conveyance or other disposition of products, services, inventory, or accounts receivable and related assets (including participations therein) in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition, and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business or any other property that is uneconomic or no longer useful to the conduct of the business of the Company or the Guarantors;

5.	the sale or other disposition of cash or Cash Equivalents or Investments that are Permitted Investments;

6.	a Restricted Payment that does not violate the covenant described above under the caption “- Certain Covenants - Restricted Payments” or a Permitted Investment.

7.	the licensing of intellectual property to third Persons on customary terms as determined in good faith by the Board of Directors of the Company;

8.	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in the business of the Company or its Subsidiaries;

9.	transfers of property subject to casualty or condemnation proceedings; and

10.	the granting of Permitted Liens.
“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.
“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:

1.	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

2.	with respect to a partnership, the Board of Directors of the general partner of the partnership;

3.	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

4.	with respect to any other Person, the board or committee of such Person serving a similar function.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means:

1.	in the case of a corporation, corporate stock;

2.	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

3.	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

4.
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

1.	United States dollars and, solely for purposes of the definition of “Permitted Investments,” any national currency of any other country in which the Company or its Guarantors do business;

2.
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

3.
certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank or commercial banking institution that is a member of the Federal Reserve System having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

4.
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above or (7) below entered into with any financial institution meeting the qualifications specified in clause (3) above or (7) below;

5.	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

6.	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

7.
marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year of the date of acquisition and at the time of acquisition having one of the two highest ratings obtainable from S&P or Moody’s.

“Change of Control” means the occurrence of any of the following:

1.
any sale, transfer, lease, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the Company’s property or assets to any person or group of related persons (other than to any of the Company’s wholly owned subsidiaries) as defined in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any sale, transfer, lease, conveyance or other disposition in which (x) persons who, directly or indirectly, are beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Company’s voting stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction at least a majority of the total voting power of the outstanding voting stock of the corporation or entity purchasing such properties or assets in such sale, lease, conveyance or other disposition and (y) persons who, directly or indirectly, are beneficial owners of the Company’s voting stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction shares of common stock of the corporation or entity purchasing such properties or assets in such sale, lease, conveyance or other disposition in a proportion that does not, on the whole, materially differ from such ownership immediately prior to the transaction;

2.	the adoption of a plan relating to the liquidation or dissolution of the Company;

3.
if any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than the Company, its subsidiaries, and the Company’s or its subsidiaries’ employee benefit plans becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding stock; or

4.
the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, other than any consolidation or merger in which (x) persons who, directly or indirectly, are beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Company’s voting stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction at least a majority of the voting power of the outstanding voting stock of the continuing or surviving corporation or entity and (y) persons who, directly or indirectly, are beneficial owners of the Company’s voting stock immediately prior to such transaction beneficially own, directly or indirectly, immediately after such transaction shares of common stock of the continuing or surviving corporation or entity in a proportion that does not, on the whole, materially differ from such ownership immediately prior to the transaction.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.
“Change of Control Payment” has the meaning assigned to that term in the indenture governing the notes.
“Change of Control Payment Date” has the meaning assigned to that term in the indenture governing the notes.
“Collateral” means the Pledged Securities and the properties and assets at any time owned or acquired by any of the Pledgors as provided in the Collateral Documents and the indenture other than the Excluded Assets and except:

1.
any properties and assets in which the Collateral Agent is required to release its Liens pursuant to the provisions described above under the caption “- Intercreditor Agreement - Release of Liens”; and

2.	any properties and assets that no longer secure the Note Guarantees or any Obligations in respect thereof pursuant to the provisions described above under the caption “- Collateral Documents,”
provided that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of any of the Guarantors, such assets or properties will cease to be excluded from the Collateral if any of the Guarantors thereafter acquires or reacquires such assets or properties.

“Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent under the indenture, the Intercreditor Agreement and the Collateral Documents, together with its successors in such capacity.
“Collateral Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements or other grants or transfers for security executed and delivered by any Guarantor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.
“Consolidated EBITDA” means for any period the Consolidated Net Income of the Company for such period, after giving pro forma effect to any Investment or acquisition or disposition of a business permitted under the Indenture as if such acquisition or disposition occurred on the first day of the relevant period, in accordance with Regulation S-X, plus, without duplication:

1.
provision for taxes based on income or profits or capital, including, without limitation, state, city and county income, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of the Company and the Guarantors for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

2.
the Fixed Charges of the Company and the Guarantors (including amortization of deferred financing fees and changes in fair value of derivatives embedded within convertible debt) for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

3.
depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and the Guarantors for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

4.
any other non-cash charges (including impairment charges, write-offs of assets and the impact of purchase accounting but excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), to the extent that such non-cash charges were deducted in computing such Consolidated Net Income; plus

5.
any one-time, non-recurring expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or incurrence of Indebtedness permitted to be incurred under the indenture (including a refinancing thereof), whether or not consummated, in each case to the extent such expenses or charges were deducted in computing Consolidated Net Income; minus

6.
non-cash items increasing such Consolidated Net Income for such period, other than (a) the accrual of revenue in the ordinary course of business and (b) reversals of prior accruals or reserves for non-cash items previously excluded from the definition of Consolidated EBITDA pursuant to clause (3) above, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means for any period the aggregate of the Net Income of the Company and the Guarantors for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

1.
the Net Income (but not loss) of any Person that is not a Guarantor or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the Company or a Guarantor;

2.
the Net Income of any Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Guarantor of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement or instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Guarantor or its stockholders (except to the extent of the amount of dividends or similar distributions paid in cash to the Company or a Guarantor during such period);

3.	the cumulative effect of a change in accounting principles will be excluded;

4.
any restructuring charge or reserve to the extent that such expenses or charges were deducted in computing such Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the date of issuance of the notes and costs related to the closure and/or consolidation of facilities or work force reduction and severance and relocation costs incurred in connection therewith, will be excluded;

5.
any unrealized gains and losses due solely to fluctuations in currency values, the value of Investment Securities or the value of Long Term Investments, and the related tax effects according to GAAP will be excluded;

6.	non-cash compensation recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights will be excluded;

7.	after-tax gains and losses attributable to discontinued operations will be excluded;

8.
the after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance costs and curtailments or modifications or terminations to pension and post-retirement benefit plans will be excluded;

9.	any impairment charge or asset write-off, in each case pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP will be excluded; and

10.	any deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness will be excluded.
“Core Investments” means investments, whether as a long or short position, in equity, debt or derivative securities, including, without limitation, puts, options, warrants or calls, of any Person, including hedge funds, private equity funds or other investment entities, in the ordinary course of the Company’s or any Guarantor’s business, but excluding any investment in (i) any Unrestricted Subsidiary of the Company, or (ii) any joint venture to which the Company, any Guarantor or any Unrestricted Subsidiary is a party.
“Credit Facilities” means, one or more debt facilities (including, without limitation, the Liggett Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “- Certain Covenants - Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and the Guarantors may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company (excluding Disqualified Stock) or contribution to the capital of the Company, other than:

1.	public offerings with respect to any such Person’s common stock registered on Form S-8; and

2.	issuances to the Company or any Subsidiary of the Company.

“Eve” means Eve Holdings LLC, a Delaware limited liability company.
“Existing Indebtedness” means Indebtedness of the Company and the Guarantors (other than Indebtedness under the Liggett Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in the indenture).
“First Priority Debt” has the meaning set forth in the Intercreditor Agreement as in effect on the date of the indenture.
“First Priority Lien” means a Lien to the extent it secures First Priority Debt.
“Fixed Charges” means, with respect to the Company and the Guarantors for any period, the sum, without duplication, of:

1.
the consolidated interest expense of the Company and the Guarantors for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs, beneficial conversion features, derivatives embedded within convertible debt and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

2.	the consolidated interest expense of the Company and the Guarantors that was capitalized during such period; plus

3.
any interest on Indebtedness of another Person that is guaranteed by the Company or any of the Guarantors or secured by a Lien on assets of the Company or any of the Guarantors, whether or not such Guarantee or Lien is called upon; plus

4.
the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of the Company or any of the Guarantors, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Guarantor, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantors” means each of:

1.	the Liggett Guarantors;

2.	the Domestic Subsidiaries of the Company on the date of the indenture, other than the New Valley Subsidiaries; and

3.
any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

1.	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

2.	other agreements or arrangements designed to manage interest rates or interest rate risk; and

3.	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

1.	in respect of borrowed money;

2.	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

3.	in respect of banker’s acceptances;

4.	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

5.
representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or trade payable arising in the ordinary course of business and not overdue by more than 90 days; or

6.
representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Intercreditor Agreement” means that certain Intercreditor and Lien Subordination Agreement by and among Wells Fargo Bank, National Association, as ABL Lender, U.S. Bank National Association, as Collateral Agent, Liggett Group LLC, as Borrower, and 100 Maple LLC, as Loan Party, dated as of February 12, 2013.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Investment Securities” means investment securities classified as such under GAAP.
“Leverage Ratio” means the ratio of (i) the sum of (A) the aggregate outstanding amount of Indebtedness of the Company and the Guarantors as of the last day of the most recently ended fiscal quarter for which financial statements are internally available as of the date of calculation on a combined consolidated basis in accordance with GAAP, less cash, cash equivalents, the Fair Market Value of Investment Securities and the Fair Market Value of Long Term Investments of the Company and the Guarantors, plus (B) the aggregate outstanding amount of Indebtedness incurred in connection with margining of Core Investments (to the extent not included in Indebtedness under clause (i)(A) above), plus (C) the aggregate liquidation preference of all outstanding Disqualified Stock of the Company as of the last day of such fiscal quarter to (ii) the aggregate Consolidated EBITDA of the Company for the last four full fiscal quarters for which financial statements are internally available ending on or prior to the date of determination. Notwithstanding the foregoing, to the extent that Douglas Elliman Realty LLC, or any successor thereto, is classified on the Company’s or any Guarantor’s balance sheet as a Long Term Investment, then the book value, rather than the Fair Market Value, of such Long Term Investment will be used for purposes of the foregoing calculation.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Liggett Credit Agreement” means that certain Second Amended and Restated Loan and Security Agreement, dated as of February 21, 2012, by and between Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, Liggett Group LLC, as Borrower, and 100 Maple LLC providing for revolving credit borrowings and term loans, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Liggett Group LLC” means Liggett Group LLC, a Delaware limited liability company.
“Liggett Guarantors” means each of Liggett Group LLC and 100 Maple LLC.
“Liquidated Damages” means all liquidated damages then owing pursuant to the registration rights agreement.
“Long Term Investments” means long term investments classified as such under GAAP.
“Mebane Facility” means that certain real property located in Mebane, North Carolina and owned by 100 Maple LLC.
“Moody’s” means Moody’s Investors Service, Inc.
“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

1.
any gain or loss, together with all fees and expenses related thereto and any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities or Investments by such Person or any of the Guarantors or the extinguishment of any Indebtedness of such Person or any of the Guarantors; and

2.	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.
“Net Proceeds” means the aggregate cash proceeds received by the Company or any of the Guarantors in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
“New Valley Subsidiaries” means New Valley LLC, a Delaware limited liability company, and its Subsidiaries.
“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.
“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.
“Parity Lien” means a Lien granted under a Collateral Document to the Collateral Agent, at any time, upon any property of any Guarantor providing security to secure Parity Lien Obligations.
“Parity Lien Debt” means:

1.	the notes issued on the date of the indenture (including any related exchange notes); and

2.	any other Indebtedness of the Company pursuant to additional notes issued and permitted to be incurred under the indenture.
“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.
“Permitted Investments” means:

1.	any Investment in the Company or in a Guarantor;

2.	any Investment in Cash Equivalents;

3.	any Investment by the Company or any Guarantor in a Person, if as a result of such Investment:

A.	such Person becomes a Guarantor; or

B.	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor;

4.
any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “- Repurchase at the Option of Holders - Asset Sales;”

5.	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

6.
any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any Guarantor, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

7.	loans or advances to employees made in the ordinary course of business of the Company or any Guarantor in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

8.	repurchases of the notes;

9.	any Investment by the Company or any Guarantor in Core Investments;

10.	Investments represented by Hedging Obligations;

11.	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment in the ordinary course of business or consistent with past practice;

12.
other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed $10.0 million.

“Permitted Liens” means:

1.	Liens in favor of the ABL Lender securing First Priority Debt;

2.	Liens held by the Collateral Agent equally and ratably securing the notes to be issued on the date of the indenture and all future Parity Lien Debt and other Parity Lien Obligations;

3.	Liens in favor of the Company or the Guarantors;

4.
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Guarantor; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Guarantor;

5.
Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Guarantor; provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

6.
Liens to secure the performance of statutory obligations (including obligations under worker’s compensation, unemployment insurance or similar legislation), surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, as well as obligations under the trade contracts and leases (exclusive of obligations for the payment of borrowed money) and cash deposits in connection with acquisitions otherwise permitted under the indenture;

7.	Liens existing on the date of the indenture;

8.
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

9.	Liens imposed by law, such as carriers’, warehousemen’s, landlords’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

10.
survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

11.	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

12.	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

A.
the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

B.
the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

13.
Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (10) of the second paragraph of the covenant entitled “- Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

14.
Liens arising by reason of any judgment, decree or order not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired; and

15.
Liens to secure obligations permitted by clause (14) of the second paragraph of the covenant entitled “- Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock,” provided that such liens do not comprise any of the Collateral.

“Permitted Prior Liens” means:

1.	Liens described in clauses (1), (4), (5), (7) or (13) of the definition of “Permitted Liens;” and

2.	Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Collateral Documents.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any Guarantor (other than intercompany Indebtedness); provided that:

1.
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

2.
such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

3.
if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

4.	such Indebtedness is incurred either by the Company or by the Guarantor who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Pledged Securities” means all of the Capital Stock of each of Liggett Group LLC and Vector Tobacco.
“Pledgor” means each of the Liggett Guarantors and Vector Tobacco and any successor thereto who is required to assume their obligations under the indenture or the Collateral Documents.
“Restricted Investment” means an Investment other than a Permitted Investment.
“S&P” means Standard & Poor’s Ratings Group.
“Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.
“Secured Indebtedness” means all Indebtedness of the Company and the Guarantors that is secured by Liens on any of their assets, including, but not limited to, Indebtedness pursuant to the Liggett Credit Agreement and the notes offered hereby.
“Secured Leverage Ratio” means the ratio calculated in accordance with the definition herein of “Leverage Ratio” except that “Secured Indebtedness” shall be substituted for all occurrences of “Indebtedness” in such definition.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:

1.
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

2.
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2016, or in the case of a satisfaction and discharge or a defeasance, at least two business days prior to the date on which the Company deposits the amounts required under the indenture; provided, however, that if the period from the redemption date to February 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“TIA” means the Trust Indenture Act of 1939, as amended.
“Unrestricted Subsidiary” means any Subsidiary of the Company other than any Subsidiary that is a Guarantor and other than any Subsidiary owning or operating the business currently operated by Liggett Group LLC.
“Vector Tobacco” means Vector Tobacco Inc., a Virginia corporation.
“VGR Holding” means VGR Holding LLC, a Delaware limited liability company.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

1.
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

2.	the then outstanding principal amount of such Indebtedness.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain material U.S. federal income tax considerations of the Exchange Offer to holders of Original Notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder.
An exchange of Original Notes for New Notes pursuant to the Exchange Offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their Original Notes for New Notes in connection with the Exchange Offer and any such holder will have the same adjusted tax basis and holding period in the New Notes as it had in the Original Notes immediately before the exchange.

PLAN OF DISTRIBUTION
Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of not less than 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit from any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all of our expenses incident to the Exchange Offer subject to certain prescribed limitations. We will not make any payment to brokers, dealers or others soliciting acceptance of the Exchange Offer. We will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
By its acceptance of the Exchange Offer, any broker-dealer that receives New Notes pursuant to the Exchange Offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of New Notes. It also agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to this prospectus to such broker-dealer.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

VALIDITY OF THE NOTES
The validity of the New Notes and the related guarantees will be passed upon for us by Sullivan & Cromwell LLP and, with respect to matters of Virginia law, by Robert T. Vaughan, Jr. P.C.
EXPERTS
The financial statements, and the related financial statement schedule, of Vector Group Ltd. as of and for the year ended December 31, 2015 incorporated in this Prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of internal control over financial reporting of Vector Group Ltd. as of December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered certified public accounting firm, as stated in their report incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and financial statement schedule, and expresses an adverse opinion on the effectiveness of Vector Group Ltd.’s internal control over financial reporting because of material weaknesses).  Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements, and the related financial statement schedule, of Liggett Group LLC as of and for the year ended December 31, 2015 incorporated in this Prospectus by reference to  Vector Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered certified public accounting firm, as stated in their report incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph emphasizing that Liggett Group LLC is a wholly owned subsidiary of Vector Group Ltd. and the financial statements may not be indicative of those had it been a stand-alone entity).  Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements, and the related financial statement schedule, of Vector Tobacco Inc. as of and for the year ended December 31, 2015 incorporated in this Prospectus by reference to Vector Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered certified public accounting firm, as stated in their report incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph emphasizing that Vector Tobacco Inc. is a wholly owned subsidiary of Vector Group Ltd. and the financial statements may not be indicative of those had it been a stand-alone entity).  Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements and the related financial statement schedule as of December 31, 2014 and for each of the two years in the period ended December 31, 2014 incorporated in this Prospectus by reference from Vector Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Liggett Group LLC as of December 31, 2014 and for each of the two years in the period ended December 31, 2014 incorporated in this Prospectus by reference to Exhibit 99.2 of Vector Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Vector Tobacco Inc. as of December 31, 2014 and for each of the two years in the period ended December 31, 2014 incorporated in this Prospectus by reference to Exhibit 99.3 of Vector Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Douglas Elliman Realty, LLC incorporated in this prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K for the year ended December 13, 2103 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Exchange Offer for
Up to $235,000,000 Principal Amount Outstanding of
7.750% Senior Secured Notes due 2021
for
a Like Principal Amount of
Registered 7.750% Senior Secured Notes due 2021

PROSPECTUS

           , 2016

Until            , 2016, all dealers that effect transactions in the New Notes, whether or not participating in the Exchange Offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
Delaware Registrants
Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought.
Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. The certificates of incorporation of each of Vector Group Ltd., Liggett & Myers Holdings Inc. and Accommodations Acquisition Corporation eliminate such personal liability of their directors under such terms.
Vector Group Ltd. and the other Delaware registrants also maintain liability insurance for the benefit of their directors and officers.
Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
The limited liability company agreements of Eve Holdings LLC, Liggett Group LLC, Liggett Vector Brands LLC, VGR Holding LLC, VGR Aviation LLC, Vector Research LLC, V.T. Aviation LLC, and Zoom E-Cigs LLC provide that each such registrant will indemnify and hold harmless its managers and delegates of its managers, to the maximum extent permitted under Section 18-108 of the Delaware Limited Liability Company Act. The limited liability company agreement of 100 Maple LLC provides for the indemnification of any manager for all claims, costs, expenses, losses, liabilities and damages paid or incurred by such manager in connection with the business of 100 Maple LLC (or paid or incurred while such manager was serving at the request of 100 Maple LLC, as a director, officer, employee or agent of a corporation, partnership, trust or other enterprise), to the fullest extent authorized by the Delaware Limited Liability Company Act, provided that no indemnification shall be made to or on behalf of any manager if a judgment or other final adjudication adverse to such manager establishes that either (a) the manager’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of the action being adjudicated, or (b) the manager personally gained a financial profit or other advantage to which the manager was not legally entitled.
Virginia Registrant
Vector Tobacco Inc. is incorporated under the laws of the State of Virginia. Section 13.1-697(A) of the Code of Virginia, 1950, as amended (the “Virginia Code”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding, (a) if he conducted himself in good faith, and (b) he believed, (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, (ii) in all other cases, that his conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Unless ordered by a court under subsection C of 13.1-700.1 of the Virginia Code, (a) a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard set forth in the preceding sentence, or (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Section 13.1-698 of the Virginia Code provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. The articles of incorporation of Vector Tobacco Inc. have no such limitations and the bylaws of Vector Tobacco Inc. provide that its directors and officers are indemnified to the maximum extent provided by law.

Item 21.	Exhibits and Financial Statement Schedules.
The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Description of Documents
*3.1.
Amended and Restated Certificate of Incorporation of Vector Group Ltd. (formerly known as Brooke Group Ltd.) (“Vector”) (incorporated by reference to Exhibit 3.1 in Vector’s Form 10-Q for the quarter ended September 30, 1999).

*3.2.	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vector Group Ltd. (incorporated by reference to Exhibit 3.1 in Vector’s Form 8-K dated May 24, 2000).
*3.3.
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vector Group Ltd. (incorporated by reference to Exhibit 3.1 in Vector’s Form 10-Q for the quarter ended June 30, 2007).

*3.4.	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vector Group Ltd. (incorporated by reference to Exhibit 3.1 in Vector’s Form 8-K dated May 16, 2014).
*3.5.	Amended and Restated By-Laws of Vector Group Ltd. (incorporated by reference to Exhibit 3.4 in Vector’s Form 8-K dated October 19, 2007).
*3.6.	Certificate of Formation of 100 Maple LLC (incorporated by reference to Exhibit 3.5 in Vector’s Form S-4 dated April 8, 2008).
*3.7.	Limited Liability Company Operating Agreement of 100 Maple LLC (incorporated by reference to Exhibit 3.6 in Vector’s Form S-4 dated April 8, 2008).
*3.8.	Certificate of Incorporation of Accommodations Acquisition Corporation (incorporated by reference to Exhibit 3.27 in Vector’s Form S-4 dated April 4, 2011).
*3.9.	By-Laws of Accommodations Acquisition Corporation (incorporated by reference to Exhibit 3.28 in Vector’s Form S-4 dated April 4, 2011).
3.10.	Certificate of Formation of Eve Holdings LLC.
3.11.	Limited Liability Company Operating Agreement of Eve Holdings LLC.
*3.12.	Certificate of Incorporation of Liggett & Myers Holdings Inc. (incorporated by reference to Exhibit 3.9 in Vector’s Form S-4 dated April 8, 2008).
*3.13.	By-laws of Liggett & Myers Holdings Inc. (incorporated by reference to Exhibit 3.10 in Vector’s Form S-4 dated April 8, 2008).
*3.14.	Certificate of Formation of Liggett Group LLC (incorporated by reference to Exhibit 3.13 in Vector’s Form S-4 dated April 8, 2008).

Exhibit Number	Description of Documents
*3.15.	Limited Liability Company Agreement of Liggett Group LLC (“Liggett”) (incorporated by reference to Exhibit 3.14 in Vector’s Form S-4 dated April 8, 2008).
3.16.	First Amendment to Limited Liability Company Agreement of Liggett.
*3.17.	Certificate of Formation of Liggett Vector Brands LLC (incorporated by reference to Exhibit 3.15 in Vector’s Form S-4 dated April 4, 2011).
*3.18.	Limited Liability Company Agreement of Liggett Vector Brands LLC (incorporated by reference to Exhibit 3.16 in Vector’s Form S-4 dated April 4, 2011).
*3.19.	Certificate of Formation of V.T. Aviation LLC (incorporated by reference to Exhibit 3.17 in Vector’s Form S-4 dated April 8, 2008).
*3.20.	Limited Liability Company Agreement of V.T. Aviation LLC (incorporated by reference to Exhibit 3.18 in Vector’s Form S-4 dated April 8, 2008).
*3.21.	Certificate of Formation of Vector Research LLC (incorporated by reference to Exhibit 3.19 in Vector’s Form S-4 dated April 8, 2008).
*3.22.	Limited Liability Company Agreement of Vector Research LLC (incorporated by reference to Exhibit 3.20 in Vector’s Form S-4 dated April 8, 2008).
*3.23.	Articles of Incorporation of Vector Tobacco Inc. (incorporated by reference to Exhibit 3.21 in Vector’s Form S-4 dated April 8, 2008).
*3.24.	By-laws of Vector Tobacco Inc. (incorporated by reference to Exhibit 3.22 in Vector’s Form S-4 dated April 8, 2008).
*3.25.	Certificate of Formation of VGR Aviation LLC (incorporated by reference to Exhibit 3.23 in Vector’s Form S-4 dated April 8, 2008).
*3.26.	Limited Liability Company Agreement of VGR Aviation LLC (incorporated by reference to Exhibit 3.24 in Vector’s Form S-4 dated April 8, 2008).
*3.27.	Certificate of Formation of VGR Holding LLC (incorporated by reference to Exhibit 3.25 in Vector’s Form S-4 dated April 8, 2008).
*3.28.	Limited Liability Company Agreement of VGR Holding LLC (incorporated by reference to Exhibit 3.26 in Vector’s Form S-4 dated April 8, 2008).
*3.29.	Certificate of Formation of Zoom E-Cigs LLC (incorporated by reference to Exhibit 3.27 in Vector's Form S-4 dated April 16, 2014).
*3.30.	Limited Liability Company Agreement of Zoom E-Cigs LLC(incorporated by reference to Exhibit 3.28 in Vector's Form S-4 dated April 16, 2014).
*4.1.
Third Amended and Restated Loan and Security Agreement by and between Wells Fargo Bank, National Association, successor to Wachovia Bank, National Association as Lender, Liggett Group LLC as Borrower, and 100 Maple LLC, dated as of January 14, 2015 (incorporated by reference to Exhibit 4.4 in Vector’s Form 10-K dated December 31, 2014).

*4.2.
Share Lending Agreement, dated as of November 15, 2012, between Vector Group Ltd. and Jefferies & Company, Inc. (incorporated by reference to Exhibit 10.1 of Vector’s Form 8-K dated November 15, 2012).

*4.3.
Indenture, dated as of November 20, 2012, by and between Vector Group Ltd. and Wells Fargo Bank, N.A., as trustee, relating to the 7.5% Variable Interest Senior Convertible Notes due 2019 (incorporated by reference to Exhibit 4.1 of Vector’s Form 8-K dated November 20, 2012).

*4.4.
First Supplemental Indenture, dated as of November 20, 2012, to the Indenture dated November 20, 2012, by and between Vector Group Ltd. and Wells Fargo Bank, N.A., as trustee, relating to the 7.5% Variable Interest Senior Convertible Notes due 2019 (incorporated by reference to Exhibit 4.2 of Vector’s Form 8-K dated November 20, 2012).

*4.5.	Form of Global Note, relating to the 7.5% Variable Interest Senior Convertible Notes due 2019 (incorporated by reference to Exhibit 4.3 of Vector’s Form 8-K dated November 20, 2012).
*4.6.
Second Supplemental Indenture, dated as of March 24, 2014, to the Base Indenture, by and between Vector Group Ltd. and Wells Fargo Bank, National Association, as trustee, relating to the 5.5% Variable Interest Senior Convertible Notes due 2020 (incorporated by reference to Exhibit 4.2 of Vector’s Form 8-K dated March 24, 2014).

Exhibit Number	Description of Documents
*4.7.	Form of Global Note, relating to the 5.5% Variable Interest Senior Convertible Notes due 2020 (incorporated by reference to Exhibit 4.3 of Vector’s Form 8-K dated March 24, 2014).
*4.8.
Indenture, dated as of February 12, 2013, among Vector Group Ltd., the guarantors named therein, and U.S. Bank National Association, as trustee relating to the 7.750% Senior Secured Notes due 2021 (incorporated by reference to Exhibit 4.1 of Vector’s Form 8-K dated February 12, 2013).

*4.9.
First Supplemental Indenture, dated as of September 10, 2013, among Vector Group Ltd., the guarantors named therein, and U.S. Bank National Association, as trustee relating to the 7.750% Senior Secured Notes due 2021 (incorporated by reference to Exhibit 4.1 of Vector’s Form 10-Q dated September 30, 2013).

*4.10.
Second Supplemental Indenture, dated as of April 15, 2014, among Vector Group Ltd., the guarantors named therein, and U.S. Bank National Association, as trustee relating to the 7.750% Senior Secured Notes due 2021 (incorporated by reference to Exhibit 4.3 of Vector’s 8-K dated April 15, 2014).

*4.11.
Third Supplemental Indenture, dated as of February 20, 2015, among Vector Group Ltd., the guarantors named therein and U.S. Bank National Association, as trustee. (incorporated by reference to Exhibit 4.17 of Vector Group Ltd.’s Form 10-K for the year ended December 31, 2014).

*4.12.
Fourth Supplemental Indenture, dated as of May 9, 2016, among Vector Group Ltd., the guarantors named therein and U.S. Bank National Association, as trustee. (incorporated by reference to Exhibit 4.5 of Vector Group Ltd.’s Current Report on Form 8-K dated May 9, 2016).

*4.13.
Registration Rights Agreement, dated as of May 9, 2016, among Vector Group Ltd., the guarantors named therein and Jefferies LLC, as the initial purchaser. (incorporated by reference to Exhibit 4.6 of Vector Group Ltd.’s Current Report on Form 8-K dated May 9, 2016).

*4.14.
Pledge Agreement, dated as of February 12, 2013, by and between VGR Holding LLC and
U.S. Bank National Association, as collateral agent (incorporated by reference to Exhibit 4.3 of Vector’s Form 8-K dated February 12, 2013).

*4.15.
Security Agreement, dated as of February 12, 2013, by and between Vector Tobacco Inc. and
U.S. Bank National Association, as collateral agent (incorporated by reference to Exhibit 4.4 of Vector’s 8-K dated February 12, 2013).

*4.16.
Security Agreement, dated as of February 12, 2013, among Liggett Group LLC, 100 Maple LLC and U.S. Bank National Association, as collateral agent (incorporated by reference to Exhibit 4.5 of Vector’s 8-K dated February 12, 2013).

*4.17.
Intercreditor Agreement, dated as of February 12, 2013, among Liggett Group LLC, 100 Maple LLC, U.S. Bank National Association and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.6 of Vector’s 8-K dated February 12, 2013).

5.1.	Opinion of Sullivan & Cromwell LLP.
5.2.	Opinion of Robert J. Vaughan, Jr. P.C.

Exhibit Number	Description of Documents
*12.1
Computation of Ratio of Earnings to Fixed Charges for each of the five years within the period ended December 31, 2015 and the three months ended March 31, 2016 (incorporated by reference to Exhibit 12.1 in Vector’s Form 10-Q for the quarter ended March 31, 2016).

23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of PricewaterhouseCoopers LLP.
23.4	Consent of PricewaterhouseCoopers LLP.
23.5	Consent of Sullivan & Cromwell LLP (included in the opinion filed as Exhibit 5.1).
23.6	Consent of Robert T. Vaughan, Jr. P.C. (included in the opinion filed as Exhibit 5.2).
23.7	Consent of Deloitte & Touche LLP.
23.8	Consent of Deloitte & Touche LLP.
23.9	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (included on signature pages hereto).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Withdrawal of Tender.
*99.3
Selected Financial Data for the three months ended December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015 (incorporated by reference to Exhibit 99.1 to Vector’s Form 8-K dated April 1, 2016).

99.4	Condensed Consolidated Financial Statements for the Quarterly Period Ended March 31, 2016 for Vector Group Ltd.'s wholly owned subsidiary, Liggett Group LLC.
99.5	Condensed Consolidated Financial Statements for the Quarterly Period Ended March 31, 2016 for Vector Group Ltd.'s wholly owned subsidiary, Vector Tobacco Inc.

*	Incorporated by reference.

Item 22.	Undertakings.
The undersigned registrants hereby undertake:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 1, 2016.

VECTOR GROUP LTD. By: /s/ J. Bryant Kirkland III J. Bryant Kirkland III Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard J. Lampen, Marc N. Bell, and J. Bryant Kirkland III, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Howard M. Lorber Howard M. Lorber	President and Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2016
/s/ J. Bryant Kirkland III J. Bryant Kirkland III	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2016
/s/ Stanley S. Arkin Stanley S. Arkin	Director	June 1, 2016
/s/ Henry C. Beinstein Henry C. Beinstein	Director	June 1, 2016
/s/ Ronald J. Bernstein Ronald J. Bernstein	Director	June 1, 2016
/s/ Bennett S. LeBow Bennett S. LeBow	Director	June 1, 2016
/s/ Jeffrey S. Podell Jeffrey S. Podell	Director	June 1, 2016
/s/ Jean E. Sharpe Jean E. Sharpe	Director	June 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on June 1, 2016.

100 Maple LLC By: /s/ Ronald J. Bernstein Ronald J. Bernstein Manager

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard J. Lampen, Marc N. Bell, and J. Bryant Kirkland III, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald J. Bernstein Ronald J. Bernstein	Manager (Principal Executive Officer)	June 1, 2016
/s/ Francis G. Wall Francis G. Wall	Manager	June 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 1, 2016.

Accommodations Acquisition Corporation By: /s/ Marc N. Bell Marc N. Bell Vice President and Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard J. Lampen, Marc N. Bell, and J. Bryant Kirkland III, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard J. Lampen Richard J. Lampen	President and Director (Principal Executive Officer)	June 1, 2016
/s/ J. Bryant Kirkland III J. Bryant Kirkland III	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 1, 2016
/s/ Marc N. Bell Marc N. Bell	Vice President, Secretary and Director	June 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 1, 2016.

Eve Holdings Inc. By: /s/ Richard J. Lampen Richard J. Lampen President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard J. Lampen, Marc N. Bell, and J. Bryant Kirkland III, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard J. Lampen Richard J. Lampen	President and Director (Principal Executive Officer)	June 1, 2016
/s/ J. Bryant Kirkland III J. Bryant Kirkland III	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2016
/s/ Marc N. Bell Marc N. Bell	Vice President, Secretary and Director	June 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 1, 2016.

Liggett & Myers Holdings Inc. By: /s/ Richard J. Lampen Richard J. Lampen President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard J. Lampen, Marc N. Bell, and J. Bryant Kirkland III, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard J. Lampen Richard J. Lampen	President and Director (Principal Executive Officer)	June 1, 2016
/s/ J. Bryant Kirkland III J. Bryant Kirkland III	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on June 1, 2016.

Liggett Group LLC By: /s/ Ronald J. Bernstein Ronald J. Bernstein Manager, President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard J. Lampen, Marc N. Bell, and J. Bryant Kirkland III, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald J. Bernstein Ronald J. Bernstein	Manager, President and Chief Executive Officer (Principal Executive Officer)	June 1, 2016
/s/ Francis G. Wall Francis G. Wall	Manager, Senior Vice President - Manufacturing & Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2016
/s/ Billy T. Turner Jr. Billy T. Turner Jr.	Manager, Vice President - Operations	June 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on June 1, 2016.

Liggett Vector Brands LLC By: /s/ Ronald J. Bernstein Ronald J. Bernstein President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard J. Lampen, Marc N. Bell, and J. Bryant Kirkland III, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald J. Bernstein Ronald J. Bernstein	Manager, President and Chief Executive Officer (Principal Executive Officer)	June 1, 2016
/s/ Nicholas P. Anson Nicholas P. Anson	Manager and Vice President, Finance, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2016
/s/ Francis G. Wall Francis G. Wall	Manager, Vice President - Operations	June 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on June 1, 2016.

V.T. Aviation LLC By: /s/ Nicholas P. Anson Nicholas P. Anson Vice President of Finance, Treasurer and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard J. Lampen, Marc N. Bell, and J. Bryant Kirkland III, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nicholas P. Anson Nicholas P. Anson	Vice President of Finance, Treasurer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 1, 2016
/s/ Marc N. Bell Vector Research LLC	Sole Member and Manager	June 1, 2016
As Sole Member and Manager
By: Marc N. Bell Title: President and Manager

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 1, 2016.

Vector Research LLC By: /s/ Marc N. Bell Marc N. Bell President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard J. Lampen, Marc N. Bell, and J. Bryant Kirkland III, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Marc N. Bell Marc N. Bell	President and Manager (Principal Executive Officer)	June 1, 2016
/s/ Nicholas P. Anson Nicholas P. Anson	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2016
/s/ Howard M. Lorber Howard M. Lorber	Manager	June 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 1, 2016.

Vector Tobacco Inc. By: /s/ Howard M. Lorber Howard M. Lorber President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard J. Lampen, Marc N. Bell, and J. Bryant Kirkland III, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Howard M. Lorber Howard M. Lorber	President, Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2016
/s/ Nicholas P. Anson Nicholas P. Anson	Vice President of Finance, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2016
/s/ Marc N. Bell Marc N. Bell	Senior Vice President, General Counsel, Secretary and Director	June 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on June 1, 2016.

VGR Aviation LLC By: /s/ Nicholas P. Anson Nicholas P. Anson Vice President of Finance, Treasurer and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard J. Lampen, Marc N. Bell, and J. Bryant Kirkland III, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nicholas P. Anson Nicholas P. Anson	Vice President of Finance, Treasurer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 1, 2016
/s/ J. Bryant Kirkland III Vector Group Ltd.	Sole Member and Manager	June 1, 2016
As Sole Member and Manager
By: J. Bryant Kirkland III Title: Vice President, Chief Financial Officer and Treasurer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 1, 2016.

VGR Holding LLC By: /s/ Marc N. Bell Marc N. Bell Manager

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard J. Lampen, Marc N. Bell, and J. Bryant Kirkland III, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard J. Lampen Richard J. Lampen	Manager (Principal Executive Officer)	June 1, 2016
/s/ Marc N. Bell Marc N. Bell	Manager	June 1, 2016
/s/ J. Bryant Kirkland III J. Bryant Kirkland III	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on June 1, 2016.

ZOOM E-Cigs LLC By: /s/ Ronald J. Bernstein Ronald J. Bernstein Manager, President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard J. Lampen, Marc N. Bell, and J. Bryant Kirkland III, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald J. Bernstein Ronald J. Bernstein	Manager, President and Chief Executive Officer (Principal Executive Officer)	June 1, 2016
/s/ Nicholas P. Anson Nicholas P. Anson	Manager, Vice President of Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2016
/s/ Francis G. Wall Francis G. Wall	Manager	June 1, 2016